                                                                    EXHIBIT 99.1

                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG:

                                 OPTELECOM, INC.

                              NKF ELECTRONICS, B.V.

                                NKF VASTGOED B.V.

                               DRAKA HOLDING N.V.

                                  MARCH 8, 2005

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                                TABLE OF CONTENTS

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SHARE PURCHASE AGREEMENT

ARTICLE 1   THE ACQUISITION.....................................................         2
        1.1     The Acquisition.................................................         2
        1.2     Closing.........................................................         2
        1.3     Acquisition Consideration.......................................         2
        1.4     Adjustment to Acquisition Consideration.........................         3

ARTICLE 2   REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY...............         5
        2.1     Organization and Qualification..................................         5
        2.2     Authority Relative to this Agreement............................         5
        2.3     Capitalization..................................................         6
        2.4     Subsidiaries....................................................         6
        2.5     Directors and Officers..........................................         7
        2.6     No Conflicts....................................................         7
        2.7     Company Financial Statements....................................         7
        2.8     Books and Records; Organizational Documents.....................         8
        2.9     Absence of Changes..............................................         8
        2.10    No Undisclosed Liabilities......................................        11
        2.11    Taxes...........................................................        11
        2.12    Legal Proceedings...............................................        14
        2.13    Compliance with Laws and Orders.................................        15
        2.14    Employee Benefits...............................................        15
        2.15    Real Property...................................................        16
        2.16    Tangible Personal Property......................................        17
        2.17    Intellectual Property...........................................        17
        2.18    Contracts.......................................................        20
        2.19    Insurance.......................................................        21
        2.20    Affiliate Transactions..........................................        21
        2.21    Employees; Labor Relations......................................        22
        2.22    Environmental Matters...........................................        23
        2.23    Substantial Customers and Suppliers.............................        24
        2.24    Accounts Receivable.............................................        24
        2.25    Inventory.......................................................        24
        2.26    Other Negotiations; Brokers; Third Party Expenses...............        24
        2.27    Banks and Brokerage Accounts....................................        24
        2.28    Warranty Obligations............................................        25
        2.29    Corrupt Practices...............................................        25
        2.30    Assignment and Transfer of Assets and Properties ...............        25
        2.31    Approvals.......................................................        25
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ARTICLE 2A  REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS.................................       26
        2A.1    Ownership of Company Capital Shares...........................................       26
        2A.2    Organization and Qualification................................................       26
        2A.3    Authority Relative to this Agreement..........................................       26
        2A.4    No Conflicts..................................................................       26
        2A.5    Agreements....................................................................       27

ARTICLE 3   REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASER...............................       28
        3.1     Organization and Qualification................................................       28
        3.2     Authority Relative to this Agreement..........................................       28
        3.3     Other Negotiations; Brokers; Third Party Expenses.............................       28
        3.4     SEC Compliance................................................................       29
        3.5     No Conflicts..................................................................       30
        3.6     No Undisclosed Liabilities....................................................       31
        3.7     Legal Proceedings.............................................................       31
        3.8     Compliance with Laws and Orders...............................................       31
        3.9     Approvals.....................................................................       31

ARTICLE 4   ADDITIONAL AGREEMENTS.............................................................       32
        4.1     Covenant Not to Compete.......................................................       32
        4.2     Confidentiality...............................................................       32
        4.3     Expenses......................................................................       34
        4.4     Public Disclosure.............................................................       34
        4.5     Additional Documents and Further Assurances; Cooperation......................       34
        4.6     Employee Matters..............................................................       35
        4.7     Financial Statements..........................................................       37
        4.8     Certain Tax Matters...........................................................       37
        4.9     Inter-Company Debt............................................................       38
        4.10    Divestment of Spanish Cable Business..........................................       38
        4.11    Ongoing Strategic Relationship................................................       39
        4.12    Spanish Cable Receivables ....................................................       39
        4.13    Service Level Arrangements....................................................       39
        4.14    Tax Step Up...................................................................       41

ARTICLE 5   CONDITIONS TO CLOSING.............................................................       43
        5.1     Conditions to Obligations of Each Party to Effect the Acquisition.............       43
        5.2     Additional Conditions to Obligations of Sellers...............................       43
        5.3     Additional Conditions to the Obligations of Purchaser.........................       44

ARTICLE 6 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION..       46
        6.1     Survival of Representations, Warranties, Covenants and Agreements.............       46
        6.2     Indemnification...............................................................       46
        6.3     Indemnification Procedures....................................................       48
        6.4     Right of Offset...............................................................       49
        6.5     No Consequential Damages; Sole Remedy.........................................       49
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                                       ii

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ARTICLE 7   MISCELLANEOUS PROVISIONS..........................................................       50
        7.1     Notices.......................................................................       50
        7.2     Entire Agreement..............................................................       51
        7.3     Further Assurances; Post-Closing Cooperation..................................       51
        7.4     Waiver........................................................................       51
        7.5     Third Party Beneficiaries.....................................................       51
        7.6     No Assignment; Binding Effect.................................................       51
        7.7     Headings......................................................................       51
        7.8     Invalid Provisions............................................................       52
        7.9     Governing Law, Submission to Jurisdiction.....................................       52
        7.10    WAIVER OF TRIAL BY JURY.......................................................       52
        7.11    Construction..................................................................       52
        7.12    Counterparts..................................................................       53
        7.13    Specific Performance..........................................................       53

ARTICLE 8   DEFINITIONS.......................................................................       53
        8.1     Definitions...................................................................       53
        8.2     Construction..................................................................       61
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EXHIBITS:

Exhibit A:      Notarial Deed
Exhibit B:      Subordinated Note
Exhibit C:      Pledge Agreement
Exhibit D:      Opinion of Karp, Frosh, Lapidus, Wigosky & Norwind, P.A.
Exhibit E:      Opinion of Allen Overy LLP
Exhibit F:      Trademark License

                            SHARE PURCHASE AGREEMENT

      This SHARE PURCHASE AGREEMENT, (this "Agreement") dated as of March 8, 2005, by and among (i) OPTELECOM, INC., a Delaware corporation ("Purchaser");
(II) DRAKA HOLDING, N.V., a limited liability company, incorporated in the Netherlands, with corporate seat in Amsterdam, and address at Boorstraat 2, 1021 JZ, Amsterdam, the Netherlands ("Draka"); (III) NKF VASTGOED B.V., a private company with limited liability, incorporated in the Netherlands, with corporate seat in Delft, and address at Zuidelijk Halfrond 11, 2801 DD Gouda, the Netherlands, a direct wholly-owned subsidiary of Draka ("Vastgoed" and together with Draka, the "Sellers"); and (IV) NKF ELECTRONICS B.V., a private company with limited liability, incorporated in the Netherlands, with corporate seat in Amsterdam, and address at Zuidelijk Halfrond 11, 2801 DD, Gouda, the Netherlands, a direct wholly-owned subsidiary of Vastgoed (the "Company").

      Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 8.

                                    RECITALS

      A. Vastgoed owns all of the issued and outstanding capital shares of the Company.

      B. Purchaser desires to purchase and acquire from Sellers, and Sellers desire to sell and transfer to Purchaser, all of the shares of "Company Capital Shares" (as defined in Section 2.3(a)) which are issued and outstanding immediately prior to the "Closing" (as defined in Section 1.2) for the consideration, and upon the terms and subject to the conditions set forth in this Agreement and the related documents to be executed and delivered in connection herewith (the "Acquisition").

      C. The Company, Sellers and Purchaser desire to make certain representations and warranties and to enter into certain covenants and agreements in connection with the Acquisition.

      D. The Sellers and the Purchaser have complied with the provisions of Chapter II of the Social and Economic Council Merger Regulation (SER- Besluit Fusiegedragsregels 2000 ter bescherming van de belangen van werknemers) and the works council of the Company has rendered positive advice regarding the sale of the Company Capital Shares as defined below) to the Purchaser.

      NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                 THE ACQUISITION

      1.1 The Acquisition. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing (as defined in Section 1.2), Purchaser hereby purchases and acquires from Sellers, and Sellers hereby sell and transfer to Purchaser, all shares of Company Capital Shares issued and outstanding immediately prior to the Closing for and in exchange of the "Acquisition Consideration" (as defined in Section 1.3). Transfer of the aforesaid Company Capital Shares shall be effected by means of the execution of a notarial deed of transfer of shares, materially in the form attached hereto as Exhibit A (the "Notarial Deed") before one of the civil law notaries of De Brauw Blackstone Westbroek (the "Notary"). Following the Closing, Purchaser shall own all of the issued and outstanding equity and any other ownership interests of the Company.

      1.2 Closing. The closing of the Acquisition (the "Closing"), which is expected to take place on or about March 8, 2005, will take place upon satisfaction or waiver of the conditions set forth in Article 5 of this Agreement, at the offices of De Brauw Blackstone Westbroek, Burgerweeshuispad 301, 1070 AB Amsterdam, The Netherlands, unless another place or time is agreed to by Purchaser and Draka.

      1.3 Acquisition Consideration. On the terms and subject to the conditions set forth in this Agreement, Purchaser agrees to (i) pay the amounts set forth in clauses (a) and (b) of this Section 1.3 to bank account(s) identified on
Schedule 1.3(a) attached hereto on the date scheduled for Closing, and, immediately pursuant to the execution of the Notarial Deed (ii) procure the execution and delivery of the Subordinated Note (as defined below) set forth in clause (c) of this Section 1.3 (paragraphs (a) through (c) being collectively referred to as the "Acquisition Consideration"). The Acquisition Consideration shall be subject to post-closing adjustment in accordance with Section 1.4, and shall be payable as follows:

            (a) Six Million Nine Hundred Twelve Thousand Euro ((euro) 6,912,000) (the "Cash Payment") shall be deemed to have been paid to Sellers upon receipt of a wire transfer of immediately available funds in such amount in accordance with the instructions set forth on Schedule 1.3(a) attached hereto.

            (b) Four Million Eighty Eight Thousand Euro ((euro)4,088,000) shall be deemed to have been paid to Sellers as payment and satisfaction in full of all Inter-Company Debt (as defined in Section 4.9) owed to Sellers by the Company, upon receipt of a wire transfer of immediately available funds in such amount in accordance with the instructions set forth on Schedule 1.3(a) attached hereto.

            (c) A Subordinated Promissory Note in the principal amount of Nine Million Euro ((euro)9,000,000) (the "Subordinated Note"), a copy of which is attached hereto as Exhibit B, shall be executed by Purchaser and delivered to Draka immediately pursuant to the execution of the Notarial Deed.

      1.4 Adjustment to Acquisition Consideration.

            (a) Within forty-five (45) days after the Closing Date, Purchaser shall prepare and deliver to Draka a balance sheet of the Company as of the Closing Date (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared in accordance with Dutch GAAP (except for the absence of notes and normal year-end adjustments) and in a manner consistent with the Company's past accounting practices and conventions and with the preparation of the balance sheet of the Company as of September 30, 2004, prepared in accordance with Dutch GAAP, a copy of which is attached as Schedule 1.4 hereto (the "September Balance Sheet"), provided that the Final Balance Sheet shall reflect the repayment of the Company's Inter-Company Debt immediately after the Closing. If within thirty
(30) days following delivery of the Final Balance Sheet, Draka does not give Purchaser written notice of its objection to the Final Balance Sheet (such notice must contain a statement of the basis of Draka's objection), then the assets and liabilities reflected on the Final Balance Sheet shall be used in computing any adjustment in the Acquisition Consideration pursuant to Sections 1.4(c) and (d). Purchaser shall provide Draka with reasonable access, subject to the obligations of Sellers under Section 4.2(b) hereof, to all pertinent books and records of the Company for a period of thirty (30) days following delivery of the Final Balance Sheet solely for use in connection with Draka's review of the Final Balance Sheet and shall cooperate, and shall use commercially reasonable efforts to cause its independent public accountants to cooperate, promptly with the reasonable requests of Draka in connection with such review.

            (b) If Draka gives Purchaser a timely written notice of objection to the Final Balance Sheet, then Draka and Purchaser shall negotiate in good faith to resolve the dispute and agree upon the Final Balance Sheet. If Draka and Purchaser are not able to resolve such dispute within twenty (20) days after Draka gives Purchaser written notice of its objection to the Final Balance Sheet, the issue(s) in dispute will be submitted to an independent public accounting firm of national standing in The Netherlands mutually agreed upon by Purchaser and Draka (the "Auditor") for resolution. The determination of the Auditor shall be set forth in a written notice delivered to Purchaser and Draka by the Auditor and will be binding and conclusive on the parties. Purchaser and Draka will each bear 50% of the fees and expenses of the Auditor for such determination and shall each use all commercially reasonable efforts to cause the Auditor to deliver its written notice of such determination not more than thirty (30) days after submission of the matter to the Auditor. For purposes of this Agreement, the term "Final Adjustment Date" shall mean either (i) the date that is thirty (30) days after the delivery of the Final Balance Sheet if Draka does not object to the Final Balance Sheet, or (ii) if Draka objects to the Final Balance Sheet, the date that is ten (10) Business Days after the earlier of (A) the date Purchaser and Draka mutually resolve such dispute, or (B) the date the Auditor delivers written notice of its determination pursuant to this
Section 1.4(b).

            (c)For purposes of this Agreement, the term "Net Working Capital" means the amount by which the current assets of the Company (excluding current assets related to the Spanish Cable Business or the Solar Inverter Business and excluding cash, current deferred tax assets and receivables over ninety (90) days past invoice date) exceed the current liabilities of the Company (excluding current liabilities related to the Spanish Cable Business or the Solar Inverter Business and excluding the Company's Inter-Company Debt), all as shown on the September Balance Sheet and the Final Balance Sheet, as applicable. Notwithstanding the foregoing, any cash received by the Company on or after March 4, 2004 and prior to Closing shall serve to reduce any adjustment in the Acquisition Consideration in respect of any Negative Working Capital Amount (as defined in Section 1.4(c)(i)) and increase any adjustment in the Acquisition Consideration in respect of any Positive Working Capital Amount (as defined in Section 1.4(c)(ii)).

                  (i) At such time as the Final Balance Sheet is finalized per the foregoing provisions, if the Net Working Capital shown on the Final Balance Sheet is less than the Net Working Capital shown on the September Balance Sheet (such shortfall, if any, the "Negative Working Capital Amount"), the Acquisition Consideration shall be decreased post-Closing by amending the Subordinated Note to reduce the principal amount of the Subordinated Note in an amount equal to the Negative Working Capital Amount.

                  (ii) At such time as the Final Balance Sheet is finalized per the foregoing provisions, if the Net Working Capital shown on the Final Balance Sheet is greater than the Net Working Capital shown on the September Balance Sheet (such excess, if any, the "Positive Working Capital Amount"), the Acquisition Consideration shall be increased post-Closing by amending the Subordinated Note to increase the principal amount of the Subordinated Note in an amount equal to the Positive Working Capital Amount.

            (d)For purposes of this Agreement, the term "Non-Current Assets" means the amount by which the total assets of the Company (excluding assets related to the Spanish Cable Business or the Solar Inverter Business and excluding receivables over 90 days past invoice date) exceed the current assets of the Company included in the calculation of Net Working Capital, all as shown on the September Balance Sheet and the Final Balance Sheet, as applicable.

                  (i) At such time as the Final Balance Sheet is finalized per the foregoing provisions, if the Non-Current Assets shown on the Final Balance Sheet is less than the Non-Current Assets shown on the September Balance Sheet (such shortfall, if any, the "Negative Non-Current Asset Amount"), the Acquisition Consideration shall be decreased post-Closing by amending the Subordinated Note to reduce the principal amount of the Subordinated Note in an amount equal to the Negative Non-Current Asset Amount.

                  (ii) At such time as the Final Balance Sheet is finalized per the foregoing provisions, if the Non-Current Assets shown on the Final Balance Sheet is greater than the Non-Current Assets shown on the September Balance Sheet (such excess, if any, the "Positive Non-Current Asset Amount"), the Acquisition Consideration shall be increased post-Closing by amending the Subordinated Note to increase the principal amount of the Subordinated Note in an amount equal to the Positive Non-Current Asset Amount.

                                    ARTICLE 2
              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

      Sellers, jointly and severally, hereby represent and warrant to Purchaser, except as set forth in the disclosure schedule and schedule of exceptions (the "Seller Disclosure Schedule") delivered herewith, as follows:

      2.1 Organization and Qualification. The Company is a private company with limited liability duly organized, validly existing and in good standing under the Laws of the Netherlands, and has requisite corporate power and authority to conduct its business as now conducted and to own, use, license and lease its Assets and Properties. Each of the Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has full corporate power and authority to conduct its business as now conducted and to own, use, license and lease its Assets and Properties. The Company and each of its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section
2.1 of the Seller Disclosure Schedule sets forth each jurisdiction where the Company and each of its Subsidiaries is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company or any of its Subsidiaries owns, uses or leases from third parties substantial tangible Assets and Properties, or has employees.

      2.2 Authority Relative to this Agreement. The Company has requisite corporate power and authority to execute and deliver this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's board of directors has approved this Agreement. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is or will become a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the board of directors of the Company, and no other action on the part of the board of directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is or will become a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is or will become a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof (and, in the case of the Ancillary Agreements to which Purchaser is a party, thereof) by, and enforceability against, Purchaser, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      2.3 Capitalization.

            (a) Shares; Equity Rights. Section 2.3(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, (i) the total number of authorized shares (maatschappelijk kapitaal) of each class of shares of the Company (the "Company Capital Shares"), (ii) the total number of issued and outstanding shares (geplaatst kapitaal) of each class of Company Capital Shares, and (iii) the names and addresses of all shareholders (aandeelhouders) of the Company, together with the number of such issued and outstanding shares of Company Capital Shares issued to and owned or controlled by each shareholder, whether jointly, beneficially or otherwise. All of the issued and outstanding shares of the Company Capital Shares (x) have been duly authorized and validly issued, and are fully paid and non-assessable, (y) were issued or transferred in compliance in all material respects with all applicable Laws, and (z) were issued in compliance with any preemptive rights or rights of first refusal. There are no outstanding share appreciations, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

            (b) There are no outstanding or authorized rights, Options, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company or the Sellers to issue or sell any shares of the Company Capital Shares (or securities convertible into or exchangeable for shares of the Company Capital Shares) and no such rights or commitments of any kind arise by virtue of or in connection with the transactions contemplated hereby.

            (c) Except as required by Law there are no preemptive rights or rights of first refusal agreements, arrangements or understandings with respect to the Company Capital Shares created by the Governing Documents of the Company or any agreement or other arrangement to which the Company is a party (written or oral) or to which it is bound; and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Capital Shares or Equity Equivalents, and no such rights arise by virtue of or in connection with the transactions contemplated hereby.

            (d)Neither the Company nor any of its Subsidiaries is a party or subject to any agreement or understanding, and there is no agreement, arrangement or understanding between or among any Persons, which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Capital Shares or any securities (however denominated) of any Subsidiary of the Company, including any voting trust agreement or proxy. No debt securities of the Company or any of its Subsidiaries are issued and outstanding.

      2.4 Subsidiaries. Except as disclosed in Section 2.4 of the Seller Disclosure Schedule, the Company has no Subsidiaries and does not otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person. The Company owns all of the outstanding capital stock of the Subsidiaries set forth in Section 2.4 of the Seller Disclosure Schedule, free and clear of any and all Liens and there are no outstanding Options to purchase any of the capital stock or the securities of any such Subsidiary. For purposes of this Agreement, each of the Company and its Subsidiaries listed in Section
2.4 of the Seller Disclosure Schedule
shall be deemed to be a "Constituent Company" and collectively, shall be referred to as the "Constituent Companies."

      2.5 Directors and Officers. The names of each director and officer of each of the Constituent Companies on the date hereof, and his or her position with such Constituent Company are listed in Section 2.5 of the Seller Disclosure Schedule.

      2.6 No Conflicts. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Governing Documents of any Constituent Company;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6(b) of the Seller Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to any Constituent Company or any of its Assets and Properties;

            (c) except as disclosed in Section 2.6(c) of the Seller Disclosure Schedule or as would not be material to the Constituent Companies, taken as a whole, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require any Constituent Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of (except such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws); (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any Constituent Company or any of its Assets and Properties under or (vii) result in the loss of any benefit under, any of the terms, conditions or provisions of any Contract or License to which any Constituent Company is a party or by which any of the Assets and Properties of any Constituent Company is bound.

      2.7 Company Financial Statements. The Company Financials are included in
Section 2.7 of the Seller Disclosure Schedules. The Company Financials have been prepared in accordance with Dutch GAAP and, with respect to the Audited Financial Statements, have been audited by KPMG, LLP, the independent auditors of the Company, and, to the knowledge of the Company have been prepared in accordance with U.S. GAAS. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

      2.8 Books and Records; Organizational Documents. Copies of the minute books and share record books (aandeelhoudersregisters) of the Company and each of the other Constituent Companies (a) have been provided or made available to Purchaser or its counsel prior to the execution of this Agreement, and (b) are complete and correct in all material respects. Such minute books contain a true and complete record of all material actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of each Constituent Company from the more recent of (i) the applicable date of the incorporation or (ii) January 1, 1999 through the date hereof. The Company has prior to the execution of this Agreement delivered to Purchaser or its counsel copies of the Governing Documents of each Constituent Company, each as amended through the date hereof, which copies are complete and correct. No Constituent Company is in violation in any material respect of any provisions of its Governing Documents.

      2.9 Absence of Changes. Since the Financial Statement Date, except as set forth in Section 2.9 of the Seller Disclosure Schedule or as reflected in the Audited Financial Statements (including the notes to such Audited Financial Statements), there has not been any occurrence or event which, individually or in the aggregate, has had or is reasonably expected to have any material adverse effect upon the Business or Condition of the Company. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or except as disclosed in Section 2.9 of the Seller Disclosure Schedule, since the Financial Statement Date neither the Company nor any other Constituent Company has:

            (a) entered into any Contract, commitment or transaction, other than with Purchaser, or incurred any Liabilities outside of the ordinary course of business consistent with past practice;

            (b) entered into any Contract, other than with Purchaser, as part of a Business Combination;

            (c) altered or entered into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity or activity in which any Constituent Company directly or indirectly holds any interest on the date hereof;

            (d) entered into any strategic alliance, joint development or joint marketing Contract;

            (e) amended or modified (or agreed to do so) or violated in any material respect any of the terms of, any of the Contracts set forth or described in the Seller Disclosure Schedule;

            (f) entered into any material transaction, with any officer, director, shareholder, Affiliate or Associate of any Constituent Company other than pursuant to any Contracts disclosed to Purchaser pursuant to Sections 2.18 and 2.20 of the Seller Disclosure Schedule or other than pursuant to any Contract of employment listed pursuant to Section 2.21 of the Seller Disclosure Schedule; or made any other material change in employment terms of any of its officers and employees outside the ordinary course of business and inconsistent with past practice;

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            (g) entered into or amended in any material respect any Contract pursuant to which any other Person is granted any material manufacturing, marketing, distribution, licensing or similar rights with respect to any products of any Constituent Company or any Company Intellectual Property, other than as contemplated by the Contracts and Licenses disclosed in the Seller Disclosure Schedule;

            (h) other than a dividend of the Company's distributable reserves in an amount not in excess of Two Million Euro ((euro)2,000,000), declared or set aside or paid any dividends on or made any other distributions (whether in cash, shares or property) in respect of any Company Capital Shares, securities (however denominated) of any Subsidiary of the Company, or Equity Equivalents, or effected or approved any split, combination or reclassification of any Company Capital Shares, securities (however denominated) of any Subsidiary of the Company, or Equity Equivalents or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Shares, securities (however denominated) of any Subsidiary of the Company, or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of Company Capital Shares, securities (however denominated) of any Subsidiary of the Company, or Equity Equivalents;

            (i) (I) issued, granted, delivered, sold or offered to issue, grant, deliver or sell, or purchased or offered to purchase, any shares of Company Capital Shares, securities (however denominated) of any Subsidiary of the Company, or Equity Equivalents, (II) modified or amended the rights of any holder of any outstanding shares of Company Capital Shares, securities (however denominated) of any Subsidiary of the Company, or Equity Equivalents, or (III) entered into any agreements, arrangements, plans or understandings obligating any Constituent Company to make any such modification or amendment;

            (j) amended any Constituent Company's Governing Documents;

            (k) [Intentionally Omitted]

            (l) made or agreed to make any material disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on any Assets and Properties of any Constituent Company other than dispositions of inventory, or nonexclusive licenses of Assets or Properties in the ordinary course of business of such Constituent Company consistent with past practice;

            (m) made or agreed to make any purchase of any Assets and Properties of any Person other than (i) acquisitions of inventory, or licenses of Assets or Properties, in the ordinary course of business of the Constituent Company consistent with past practice, and (ii) other acquisitions in an amount not exceeding seventy-five thousand Euro ((euro)75,000) in the case of any individual item or one hundred twenty thousand Euro ((euro)120,000) in the aggregate;

            (n) made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of any Constituent Company, in the aggregate in an amount exceeding sixty-five thousand Euro ((euro)65,000);

            (o) made or agreed to make any write-off or write-down, any determination to write off or write-down, or revalue, any of the Assets and Properties of any Constituent Company or change any reserves or Liabilities associated therewith, in the aggregate in an amount exceeding forty thousand Euro ((euro)40,000);

            (p) made or agreed to make payment, discharge or satisfaction, in an amount in excess of thirty-five thousand Euro ((euro)35,000), in any one case, or one hundred thousand Euro ((euro)100,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Audited Financial Statements and other than Liabilities incurred in the ordinary course of business since the Financial Statement Date;

            (q) failed to pay or otherwise satisfy any material Liability presently due and payable of any Constituent Company (other than delays in the ordinary course of such Constituent Company's business consistent with past practices that will not have a material adverse effect on the Business or Condition of the Company), except any such Liability which is being contested in good faith by appropriate means or procedures;

            (r) issued or sold any debt securities (other than securities evidencing the Inter-Company Debt) of any Constituent Company or guaranteed any debt securities of others;

            (s) granted any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts, copies of which have been delivered to Purchaser and which are disclosed in Section 2.9(s) of the Seller Disclosure Schedule;

            (t) granted or approved any increase of greater than five percent (5%) in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, employee, independent contractor or consultant of any Constituent Company, or paid or agreed or made any commitment to pay any discretionary or stay bonus;

            (u) paid or approved the payment of any consideration of any nature whatsoever to any current or former officer, director, shareholder, employee, independent contractor or consultant of any Constituent Company (other than salary, commissions or consulting fees and customary benefits paid, in the ordinary course of business consistent with past practice, to any current or former officer, director, shareholder, employee, independent contractor or consultant of any Constituent Company) in an amount in excess of twenty-five thousand Euro ((euro)25,000) in any individual case or fifty thousand Euro ((euro)50,000) in the aggregate;

            (v) adopted, entered into, amended, modified or terminated (partially or completely) any Plan;

            (w) made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

            (x) commenced or terminated, or made any material change in, any line of business or products;

            (y) incurred any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of any Constituent Company in the aggregate in an amount exceeding ten thousand Euro ((euro)10,000); or

            (z) entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding to do, engage in, or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

      2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Audited Financial Statements (including the notes thereto) there are no material Liabilities of the Constituent Companies or material Liabilities or Liens affecting any of their respective Assets and Properties (other than the Inter-Company Debt and Liabilities incurred in the ordinary course of business consistent with past practice).

      2.11 Taxes.

            (a) All Tax Returns required to have been filed by or with respect to any Constituent Company have been duly and timely filed (including any extensions), all notices have been given, all other information required to be supplied has been supplied to all relevant Tax Authorities and all records required to be maintained for Tax purposes have been maintained by the Company and each other Constituent Company. Each Tax Return correctly and completely reflects the Tax Liabilities in all material respects and all other information required to be reported thereon. All such Tax Returns are true, complete and correct in all material respects and so far as the Sellers are aware are not likely to reveal any transactions which may be the subject of any dispute with, or any enquiry raised by, any Tax Authority. All Taxes due and payable by any Constituent Company, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Company Financials, have been paid or accrued on the balance sheet included in the Audited Financial Statements.

            (b)Since the Financial Statement Date:

                  (i) no Constituent Company has incurred any material Liability for Taxes other than Tax Liabilities incurred in the ordinary course of such Constituent Company's business.

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                  (ii) no expense has been paid or accrued by any Constituent
                  Company which will not be deductible for the purpose of Corporate Income Tax, either in computing the profits of such Constituent Company or in computing the Corporate Income Tax or corresponding Tax chargeable on it.

                  (iii) no disposal has taken place or other Event occurred which has or may have the effect of causing the recognition of a Tax Liability which, if such disposal or Event had been planned or predicted at the Last Company Financials Date, should have been reflected in the provision for deferred Tax contained in the Last Company Financials.

                  (iv) No Event has occurred which has or may have the effect of prejudicing any Relief taken into account in computing or eliminating the provision for deferred Tax contained in the Last Company Financials. The unpaid Taxes of the Constituent Companies did not, as of the Last Company Financials Date, exceed by any material amount the reserve for Liability for Corporate Income Tax (other than the reserve for deferred Taxes established to reflect timing differences between book and tax income) or other Tax set forth in the balance sheet included in the Last Company Financials.

            (c) None of the Constituent Companies is a party to any agreement extending the time within which to file any Tax Return, other than standard extensions of filing dates. No claim has ever been made by a Tax Authority of any jurisdiction in which any Constituent Company does not file Tax Returns that such Constituent Company is or may be subject to taxation by that jurisdiction.

            (d) All amounts payable to any Tax Authority in respect of any employee (including executive directors (bestuurders) and non-executive directors (commissarissen), and including any Tax deductible from any amounts paid to a (deemed) employee, and any national insurance, social fund or similar contributions required to be made in respect of employees) due and payable by any Constituent Company up to the date hereof have been duly paid and the Constituent Company has made all such deductions and retentions as should have been made under applicable laws or regulations.

            (e) None of the Constituent Companies is involved in any current dispute with any Tax Authority. So far as Sellers or the Company is aware, there is no planned investigation, audit or visit by any Tax Authority and there are no facts that might cause such an investigation, audit or visit to be instituted. Section 2.11(e) of the Seller Disclosure Schedule indicates those Tax Returns, if any, of any Constituent Company that have been audited or, to Sellers' or the Company's knowledge, examined by Tax Authorities, and indicates those Tax Returns of any Constituent Company that currently are the subject of audit or examination. The Company has delivered to Purchaser complete and correct copies of all Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by or with respect to, the Constituent Companies.

            (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, any Constituent Company or with respect to any Tax assessment or deficiency affecting any Constituent Company.

            (g) None of the Constituent Companies has received any special arrangement (being an arrangement which is not directly based on relevant legislation, even if based on published practice, including rulings and agreements with the Tax Authorities) or entered into any agreement with, a Tax Authority relating to Taxes.

            (h) None of the Constituent Companies is and none will become liable to pay, or make reimbursement or indemnity in respect of, any Tax in consequence of the failure by any other Person to discharge that Tax within any specified period or otherwise, where such Tax relates to income, profits or gains, earned, accrued or received, or to any Event, transaction or circumstance occurring or arising or deemed to occur or arise (whether wholly or partly) prior to Closing.

            (i) None of the Constituent Companies is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

            (j) No Relief has been claimed by and/or given to any Constituent Company, or taken into account in determining or eliminating any provision for Tax or deferred Tax in the Last Company Financials, which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of the sale and purchase hereunder or any other Event or circumstance occurring or arising at any time after the Last Company Financials Date.

            (k) None of the Constituent Companies has been a party to any transaction or series of transactions which is or forms part of a scheme for the avoidance of Tax or which can reasonably be considered as such.

            (l) All losses, interest and other sums of an expense nature paid, payable or accruable by any Constituent Company and all sums payable or accruable under any obligation incurred by such Constituent Company prior to Closing and which will continue to bind the Constituent Company after Closing, have been and will continue to be deductible for the purposes of Corporate Income Tax, either in computing the profits of the Constituent Company or in computing the Corporate Income Tax chargeable on it.

            (m) No claim has been made by any of the Group Companies for the depreciation and amortisation of any asset for Tax purposes, which is likely to be disallowed.

            (n) All material transactions between any Constituent Company and a related company as mentioned in article 8b Corporate Income Tax Act, have been and are on fully arm's length terms. There are no circumstances that could cause any Tax Authority to make any adjustment for Tax purposes, or require any such adjustment to be made, to the terms on which any such transaction is treated as taking place, and no such adjustment has been made or attempted in fact.

            (o) Each of the Constituent Companies is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with the relevant Tax Authority. Each Constituent Company obtains credit for all input Tax paid or suffered by it. None of the Constituent Companies is or has been treated as a member of a group for the purposes of VAT legislation, and none has applied for such treatment, nor is it or has it been subject under VAT legislation to any penalty, fine or surcharge, or any warning or notice which could (whether with or without other Events) lead to the imposition of any penalty, fine or surcharge, and has not been required to give any security as a condition of making supplies for the purposes of VAT.

            (p) All duties, fees and penalties payable in respect of the capital of each Constituent Company (including any premium over nominal value at which any share was issued) have been duly accounted for and paid, and there are no circumstances under which any Relief obtained against payment of any such amount could be withdrawn, in particular but not limited to a Relief claimed under
Article 37 of the Legal Transfer Taxes Act except as would not be material in amount.

            (q) Since its respective inception, no Constituent Company or any director or officer of any Constituent Company (in his capacity as such) has paid or become liable to pay, and there are no circumstances by reason of which it or they may become liable to pay to any authority, any penalty, fine, surcharge or interest in respect of Tax, including in respect of any failure to make any return, give any notice or supply any information to any relevant Tax Authority, or any failure to keep or preserve any records or to pay Tax on the due date for payment and including circumstances where any such penalty, fine, surcharge or interest in respect of Tax would have been due but for the reason that (i) it concerned a first time event or (ii) the relevant Tax Authority waived its right to impose the penalty, fine, surcharge or interest.

            (r) No transaction in respect of which any consent or clearance was required or sought from any Tax Authority has been entered into or carried out by any Constituent Company.

      2.12 Legal Proceedings. Except as set forth in Section 2.12 of the Seller Disclosure Schedule:

            (a) there are no Actions or Proceedings pending or, to the knowledge of Sellers or the Company, threatened, against or adversely affecting any Constituent Company or any of its Assets and Properties;

            (b) Neither Sellers nor the Company has received written notice or otherwise has knowledge of any Orders outstanding against any Constituent Company;

            (c) Section 2.12(c) of the Seller Disclosure Schedule sets forth all Actions or Proceedings pending against, or, to the knowledge of Sellers or the Company, threatened against, any Constituent Company, or any of its Assets and Properties during the three-year period prior to the date hereof.

      2.13 Compliance with Laws and Orders. Except as disclosed in Section 2.13 of the Seller Disclosure Schedule, since the incorporation of the Company or such other Constituent Company, neither the Company nor any of the other Constituent Companies nor any of their respective directors, officers, Affiliates, agents or employees has violated in any material respect or is currently in default or violation in any material respect under, any Law or Order applicable to any Constituent Company or any of its Assets and Properties, and the Company has not received written notice of any claim of violation, or of any actual violation, of any such Laws and Orders by any Constituent Company since the incorporation or formation of such Constituent Company other than matters resolved finally pursuant to appropriate legal proceedings. Except as set forth in Section 2.13 of the Seller Disclosure Schedule, each Constituent Company has obtained all Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by such Constituent Company in the manner as it is currently being conducted and there has been no written notice received by any Constituent Company of any material violation or non-compliance with any such Approvals. All Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by each Constituent Company as it is currently being conducted are set forth in Section 2.13 of the Seller Disclosure Schedule.

      2.14 Employee Benefits.

            (a)The plans and arrangements listed in Section 2.14(a) of the Seller Disclosure Schedule constitute all of the retirement benefit arrangements applicable to the employees employed by the Constituent Companies (the "Company Pension Plans").

            (b)All of the Plans of the Company and any other Constituent Company are listed on Section 2.14(a) of the Seller Disclosure Schedule. Copies of all such Plans have been provided to Purchaser. Each Plan has been maintained and administered in compliance in all material respects with its terms and with the requirements prescribed by any and all Laws applicable to such Plan, including, without limitation, government taxation or funding requirements. No Action or Proceeding (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Sellers or the Company, is threatened, against or with respect to any such Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued. All material reports, returns, forms and notices required to be filed with any Government or Regulatory Authority or furnished to participants or beneficiaries with respect to the Plans under any applicable Law have been so filed and furnished.

            (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation severance, unemployment compensation, bonus or otherwise) becoming due to any director, officer or employee of any Constituent Company under any Plan or otherwise, (ii) result in a payment or benefit becoming due to any director, officer or employee of any Constituent Company under any Plan, (iii) materially increase any benefits otherwise payable under any Plan, or (iv) result in the acceleration of the time of payment or vesting of any such benefits.

            (d) With respect to each Company Pension Plan: (i) the Company Pension Plan complies in all material respects with the applicable Laws of The Netherlands; (ii) all past service commitments and pension contributions have been paid as of the date hereof; (iii) Section 2.14(d) of the Seller Disclosure Schedule lists all of the Company employees who are participants in the Company Pension Plans; (iv) no waivers have been signed by employees of the Company indicating that they do not want to participate in the Company Pension Plan; (v) there are no Actions or Proceedings concerning pensions pending and, to the knowledge of Sellers or the Company, there are no such Actions or Proceedings threatened; (vi) male and female employees at all times have been treated equal under the Company Pension Plan; and (vii) the Company Pension Plan has not been amended since its inception.

      2.15 Real Property.

            (a) Neither the Company nor any Constituent Company owns any real property. Section 2.15(a) of the Seller Disclosure Schedule contains a true and correct list of (i) each parcel of real property leased and/or operated by the Company and any other Constituent Company (the "Company Real Property").

            (b) The Company or other pertinent Constituent Company has a valid leasehold interest in each of the leased real properties. Each lease referred to in Section 2.15(a) is a legal, valid and binding agreement, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity, against the Company or other pertinent Constituent Company, and, to the knowledge of the Company and Sellers, of each other Person (other than any Constituent Company) that is a party thereto, and there is no, and the Company has not received written notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.

            (c) All improvements on the Company Real Property (i) comply with and are operated in accordance in all material respects with applicable Laws (provided that this representation does not apply to Environmental Laws, which matters are covered under Section 2.22 hereof) and all applicable Liens, Approvals, Contracts, covenants and restrictions and (ii) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of Sellers or the Company, threatened against any of such real property or the improvements thereon.

            (d) Copies of the documents under which the Company Real Property is leased, subleased (to or by any Constituent Company), utilized, and/or operated (the "Real Property Documents") have been delivered to Purchaser and such copies are complete and correct in all material respects. The Real Property Documents are unmodified and in full force and effect against the Constituent Company a party thereto and, to the Company's knowledge, against each other party thereto, and there are no other Contracts between any Constituent Company or any other Affiliate of Sellers and any third party(ies) claiming an interest in the Company Real Property or otherwise relating to the use and occupancy of the Company Real Property, other than as disclosed in Section 2.15(d) of the Seller Disclosure Schedule.

      2.16 Tangible Personal Property. The Company is in possession of and has valid title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the date of the Company Financials, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except for purchase money liens on equipment purchases or product purchases in the ordinary course of the Company's business for which the purchase price is not yet due and payable, all such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is suitable in all material respects for the conduct by each Constituent Company of its business as presently conducted, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

      2.17 Intellectual Property.

            (a) Section 2.17(a) of the Seller Disclosure Schedule lists all Company Registered Intellectual Property and lists any proceedings or actions pending as of the date hereof before any Governmental or Regulatory Authority related to any of the Company Registered Intellectual Property.

            (b) The Company has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Intellectual Property. Each item of Company Intellectual Property of the Company, including all Company Registered Intellectual Property listed in
Section 2.17(a) of the Seller Disclosure Schedule, is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. The Company (i) own exclusively or has sufficient right to use all trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company as presently conducted, including the sale of any products or technology or the provision of any services by the Company; provided, however, that the Company may use trademarks, service marks and trade names of third parties which are licensed to the Company or are in the public domain, and (ii) own exclusively or has sufficient right to use each copyrighted work that is a Company product and each other work of authorship that the Company otherwise purports to own or to have the right to use.

            (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

            (d) Since its inception, the Company has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Company Intellectual Property that is necessary to the conduct of the business as presently conducted..

            (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as currently conducted, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company.

            (f) Section 2.17(f) of the Seller Disclosure Schedule lists all Contracts and Licenses (including all inbound Licenses) to which the Company or any other Constituent Company is a party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company or any other Constituent Company.

            (g) Section 2.17(g) of the Seller Disclosure Schedule lists all Contracts, Licenses and agreements between any Constituent Company and any other Person wherein or whereby the Constituent Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability, or provide a right of rescission, with respect to the infringement or misappropriation by the Constituent Company or such other Person of the Intellectual Property of any Person other than the Constituent Company.

            (h) The operation of the business of the Company and each other Constituent Company as currently conducted, including the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company and each other Constituent Company, does not (i) infringe or misappropriate the Intellectual Property of any Person, (ii) violate any material term or provision of any License or Contract concerning such Intellectual Property, (iii) violate the rights of any Person (including rights to privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any Law. The Company has not received written notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or any other Constituent Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of infringement of third-party patent or other Intellectual Property rights from a potential licensor of such rights.

            (i) To the Company's knowledge, each item of Company Registered Intellectual Property which has been registered is valid and subsisting. All necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, the Netherlands or any other jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(i) of the Seller Disclosure Schedule lists all actions that must be taken by the Company within ninety (90) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth in Section 2.17(i) of the Seller Disclosure Schedule, the Company has registered the copyright with the relevant Governmental or Regulatory Authority for each product or technology of any Constituent Company that constitutes or includes a copyrightable work. In each case in which a Constituent Company has acquired by written assignment ownership of any Intellectual Property from any Person, the Constituent Company has obtained an assignment sufficient to irrevocably transfer all rights in such Intellectual Property to such Constituent Company in accordance with applicable Laws, and the Constituent Company has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority.

            (j) There are no Contracts or Licenses between any Constituent Company and any other Person with respect to Company Intellectual Property under which there is any dispute (or, to Sellers' or the Company's knowledge, facts that may reasonably lead to a dispute) regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Constituent Company thereunder.

            (k) To the Company's knowledge, no Person is infringing or misappropriating any Company Intellectual Property.

            (l) Each Constituent Company has taken commercially reasonable steps to protect its rights in confidential information and trade secrets of such Constituent Company or provided by any other Person to such Constituent Company subject to a duty of confidentiality. Without limiting the generality of the foregoing, each Constituent Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.17(l) of the Seller Disclosure Schedule, and all current and former employees, consultants and independent contractors of such Constituent Company have executed such an agreement and copies of all such agreements have been provided to Purchaser or made available to Purchaser for review.

            (m) No Company Intellectual Property or product, technology or service of the Company or any other Constituent Company is subject to any Order, Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or such other Constituent Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

            (n) No (i) product, technology, service or publication of any Constituent Company, (ii) material published or distributed by any Constituent Company, or (iii) conduct or statement of any Constituent Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

            (o) Neither this Agreement nor any transactions to be accomplished pursuant to this Agreement will result in Purchaser's granting any rights or licenses with respect to the Intellectual Property of Purchaser to any Person pursuant to any Contract to which any Constituent Company is a party or by which any of its Assets and Properties are bound.

            (p) Section 2.17(p) of the Seller Disclosure Schedule sets forth a list of (i) all software which any Constituent Company has licensed from any third party which is used by the Constituent Company in its products or otherwise in its business (other than off-the-shelf software) and (ii) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by any Constituent Company. Such Constituent Company has all rights necessary to the use of such software, "freeware" and "shareware".

            (q) The products of each Constituent Company comply with all applicable standards and with the feature specifications and performance standards set forth in the product data sheets of the Constituent Company. There are no outstanding claims (or facts known to the Company that are likely to lead to a claim) for breach of warranties by any Constituent Company in connection with the foregoing. All material product performance comparisons heretofore furnished by any Constituent Company to customers or Purchaser are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate in all material respects as of such specified earlier date, and, in the case of product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a product or License on the product covered by the superseded comparison, the superseding comparison shall be accurate in all materials respects and the superseded comparison shall be disregarded).

            (r) Each Constituent Company has taken all commercially reasonable steps to protect and preserve ownership of Company Intellectual Property. Each Constituent Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Intellectual Property. In the event that the consultant is concurrently employed by any Constituent Company and a third party, the Constituent Company has taken reasonable steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement.

      2.18 Contracts.

            (a) Section 2.18(a) of the Seller Disclosure Schedule contains a true and complete list of each of the Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Purchaser prior to the execution of this Agreement except as listed in Section 2.18(a) of the Seller Disclosure Schedule) to which any Constituent Company is a party or by which any of its Assets and Properties are bound and pursuant to which any such Constituent Company is obligated to make payments or to deliver products or services having a fair market value in excess of ten thousand Euro ((euro)10,000) (other than purchase orders received in the ordinary course of business).

            (b) Each Contract disclosed in Section 2.18(a) of the Seller Disclosure Schedule constitutes a legal, valid and binding agreement of the pertinent Constituent Company and, to the knowledge of the Company and Sellers, of each other Person (other than any Constituent Company) which is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. To the Company's knowledge, each Contract in Section 2.18(a) of the Seller Disclosure Schedule is in full force and effect. To the knowledge of Sellers or the Company no other party to such Contract is in material violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

            (c) None of the Constituent Companies is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits any Constituent Company's ability to compete with any Person in any line of business or in any area or territory.

      2.19 Insurance.

            (a) The Constituent Companies have been, and at all times prior to the Closing Date will be, insured pursuant to policies that are in amounts and which provide coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties.

            (b) Since January 1, 2002, there have not been any claims made under any insurance policies covering any Constituent Company.

      2.20 Affiliate Transactions. Except as disclosed in Section 2.9(f) or
Section 2.20(a) of the Seller Disclosure Schedule and other than inter-company purchases and sales in the ordinary course of business conducted on arm's length terms, (i) there are no Contracts or Liabilities between any Constituent Company, on the one hand, and (A) any current or former officer, director, shareholder, or any Affiliate or Associate of any Constituent Company or (B) any Person who is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) no Constituent Company provides or causes to be provided any Assets and Properties, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, (iii) neither any Constituent Company, nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any Assets and Properties, services or facilities to Constituent Company and
(iv) none of the Constituent Companies beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate.

      2.21 Employees; Labor Relations.

            (a) There are no unfair labor practice, labor arbitration or court proceedings pending with respect to any Constituent Company, or to the knowledge of Sellers or the Company, threatened, against any Constituent Company with respect to any material claim relating to any Constituent Company's labor practices. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of any Constituent Company. There has been no work stoppage, strike or other concerted action by employees of any Constituent Company nor has the Company received written notice of any pending or threatened work stoppage, strike or other concerted action by employees.

            (b) Section 2.21(b) of the Seller Disclosure Schedule sets forth a list of the unions which represent employees of the Constituent Companies.
Section 2.21(b) of the Seller Disclosure Schedule sets forth, individually, the date of birth of each officer and employee together with such person's date of commencement of service. The completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from any Constituent Company to any current or former officer, director, or employee of such Constituent Company.

            (c) Since each Constituent Company's inception, there have been no claims based on sex, sexual or other harassment, age, disability, race or other discrimination or other employment claims, including claims of wrongful termination, against such Constituent Company by any employees of such Constituent Company. Each Constituent Company has complied in all material respects with all Laws related to the employment of employees and, within the last three (3) years, no Constituent Company has received any written notice from a Governmental or Regulatory Authority of any claim that it has not complied with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar Taxes, equal employment opportunity, employment discrimination, employee safety, or that it is liable for any arrearages of wages or any Taxes or penalties for failure to comply with any of the foregoing.

            (d) Sellers have provided to Purchaser copies of all written policies and/or employee handbooks or manuals of the Constituent Companies, which copies are complete and correct in all material respects.

            (e) No officer or employee of any Constituent Company is obligated under any Contract or other agreement or subject to any Order or Law that interferes with the Constituent Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officers, employees or consultants is now bound.

      2.22 Environmental Matters.

            (a) Each Constituent Company possesses any and all material Environmental Permits necessary to or required for the operation of its businesses.

            (b) Each Constituent Company is in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all applicable Environmental Laws.

            (c) Since January 1, 2002, none of the Constituent Companies has received any written notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

            (e) No releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site during the period in which a Constituent Company leased or operated such Site which is reasonably likely to result in material Liability to any Constituent Company for investigation or clean up.

            (f) None of the Constituent Companies has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location, except in material compliance with Environmental Law.

            (g) To the knowledge of the Company, there are no Liens under or pursuant to any Environmental Law on any Company Real Property.

            (h) To the Company's knowledge, there is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment,
(iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site.

            (i) To the knowledge of the Company and Sellers, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site.

            (j) Except as disclosed in Section 2.22 of the Seller Disclosure Schedule and for this Agreement, no Constituent Company is a party, whether as a direct signatory or as successor, assign, third-party beneficiary, guarantor or otherwise, to any lease or other contract under which any Constituent Company is obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

            (k) The Constituent Companies have provided all material notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws except where the failure to do so would not be reasonably expected to result, individually or in the aggregate, in a material Liability to the Constituent Companies, taken as a whole.

      2.23 Substantial Customers and Suppliers. Section 2.23 of the Seller Disclosure Schedule lists the fifteen (15) largest customers of the Company and each of the other Constituent Companies on the basis of revenues collected or accrued for the Company Financials. Section 2.23 of the Seller Disclosure Schedule lists the ten (10) largest suppliers of the Company and each of the other Constituent Companies on the basis of cost of goods or services purchased for the Company Financials. Except as disclosed in Section 2.23 of the Seller Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to any Constituent Company since September 30, 2004 or has threatened in writing to cease or materially reduce such purchases or sales or provision of services after the date hereof.

      2.24 Accounts Receivable. Except as set forth in Section 2.24 of the Seller Disclosure Schedule, the accounts and notes receivable of the Constituent Companies reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Financial Statement Date, arose from bona fide sales transactions in the ordinary course of business, consistent with past practice and are payable on ordinary trade terms, all of such accounts receivable existing as of the date hereof (less the reserve for bad debts reflected on the balance sheet dated as of December 31, 2004 included in the Audited Financial Statements) are valid and enforceable claims, are collectible and are not subject to offset or counterclaim. Section 2.24 of the Seller Disclosure Schedule lists the accounts receivables of any Constituent Company that were over 90 days past invoice date as of the Financial Statement Date and December 31, 2004.

      2.25 Inventory. Except to the extent reserved or provided for in the Company Financials, all inventory of the Company reflected on the balance sheet included in the Company Financials consisted, and all such inventory acquired since the Financial Statement Date consists, of a quality and quantity usable and saleble in the ordinary course of business. Except as disclosed in the notes to the Company Financials, all items included in the inventory of the Company are the property of the Company free and clear of any Lien.

      2.26 Other Negotiations; Brokers; Third-Party Expenses. Neither the Company, any other Constituent Company, nor to the knowledge of the Company, any of their respective officers, directors, employees, agents, shareholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, or any such Affiliate) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of any Constituent Company.

      2.27 Banks and Brokerage Accounts. Section 2.27 of the Seller Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any Constituent Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Constituent Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, and any share or bond powers or other authority for transfer granted with respect thereto.

      2.28 Warranty Obligations.

            (a) Section 2.28(a) of the Seller Disclosure Schedule sets forth a list of all forms of written warranties, guarantees and written warranty policies of the Constituent Companies in respect of any of a Constituent Company's products and services, which are currently in effect (the "Warranty Obligations"). True and correct copies of the forms of Warranty Obligations have been delivered to Purchaser prior to the execution of this Agreement.

            (b) There have not been any deviations from the Warranty Obligations, and no salesperson, employee or agent of any Constituent Company other than corporate officers is authorized to undertake warranty obligations to any customer or other Person in excess of such Warranty Obligations or as has not had and would not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. The balance sheet included in the Company Financials reflects reasonable reserves for Warranty Obligations.

      2.29 Corrupt Practices. Neither the Company, any other Constituent Company, nor to the knowledge of Sellers or the Company, any agent, employee or other Person acting on behalf of any Constituent Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

      2.30 Assignment and Transfer of Assets and Properties. Except as set forth in Section 2.30 of the Seller Disclosure Schedule, there are no Intellectual Property, Contracts or other Assets and Properties necessary to the business of the Company or any other Constituent Company as currently conducted that are owned or leased by any Seller or its Affiliates that have not been or will not have been legally and validly assigned to Purchaser or the Company at or prior to the Closing.

      2.31 Approvals. Section 2.31 of the Seller Disclosure Schedule contains a list of all Approvals known to the Company which are required to be given to or obtained by any Constituent Company from any and all third parties, including, without limitation, Governmental or Regulatory Authorities, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                                   ARTICLE 2A
                REPRESENTATIONS AND WARRANTIES CONCERNING SELLERS

      Sellers, jointly and severally, hereby represent and warrant to Purchaser as follows:

      2A.1 Ownership of Company Capital Shares and Vastgoed capital shares.

            (a) Vastgoed owns of record and beneficially all of the issued and outstanding shares of Company Capital Shares. When delivered by Seller to Purchaser pursuant to this Agreement, such shares will be free and clear of any and all Liens, except as contemplated by this Agreement.

            (b) Draka owns of record and beneficially all of the issued and outstanding shares of Vastgoed.

      2A.2 Organization and Qualification. Draka is a limited liability company duly organized, validly existing and in good standing under the Laws of the Netherlands and has requisite power and authority to conduct its business as now conducted and to own, use, license and lease its Assets and Properties. Vastgoed is a private company with limited liability duly organized, validly existing and in good standing under the Laws of the Netherlands and has requisite power and authority to conduct its business as now conducted and to own, use, license and lease its Assets and Properties.

      2A.3 Authority Relative to this Agreement. Each Seller has requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which such Seller is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action of such Seller, and no other action on the part of such Seller is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which a Seller is or will become a party have been or will be, as applicable, duly and validly executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof (and, in the case of the Ancillary Agreements to which Purchaser is a party, thereof) by, and enforceability against, Purchaser, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of such Seller enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      2A.4 No Conflicts. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by such Seller of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Governing Documents of such Seller;

            (b) conflict with or result in a violation or breach of any Law or Order applicable to such Seller;

            (c) except as would not have a Material Adverse Change of the Company, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require such Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of such Seller's Assets and Properties under or (vii) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Contract to which such Seller is a party or by which any of such Seller's Assets and Properties is bound.

      2A.5 Agreements. Except as set forth in Section 2A.5 of the Seller Disclosure Schedule, neither Seller owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a contract or arrangement with the Company other than Affiliates of Seller.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASER

      Purchaser represents and warrants to Sellers, subject to such exceptions as are specifically disclosed in the disclosure schedule and schedule of exceptions (the "Purchaser Disclosure Schedule") delivered herewith, as follows:

      3.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

      3.2 Authority Relative to this Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement, the Subordinated Note and each other Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement, the Subordinated Note and each other Ancillary Agreements to which it is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Purchaser and no other corporate action on the part of Purchaser is required to authorize the execution, delivery and performance of this Agreement, the Subordinated Note and each other Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement, the Subordinated Note and each other Ancillary Agreements to which Purchaser is or will become a party have been or will be, as applicable, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof (and in the case of Ancillary Agreements to which the Company and/or a Seller is a party, thereof) by, and enforceability against, the Company and/or a Seller, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      3.3 Other Negotiations; Brokers; Third-Party Expenses. Neither Purchaser nor any of its officers, directors, managers, employees, agents, shareholders, members or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Purchaser or any such Person) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement. Except as set forth in Section 3.3 of the Purchaser Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Purchaser.

      3.4 SEC Compliance.

            (a) Purchaser has timely filed all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") required to be filed by it on or after January 1, 2000 (such reports, schedules, forms, statements and other documents, collectively with all other reports, schedules, forms, statements and other documents filed, or required to be filed, by the Purchaser with the SEC, if any, being hereinafter referred to as the "Purchaser SEC Documents").

            (b) As of their respective dates, the Purchaser SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations of the SEC promulgated thereunder, to the extent applicable to such Purchaser SEC Documents. No Subsidiary of the Purchaser is required to file any forms, reports or other documents with the SEC pursuant to
Section 12 or 15 of the Exchange Act.

            (c) The consolidated financial statements of Purchaser included in the Purchaser SEC Documents comply as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, including all applicable requirements of the Sarbanes-Oxley Act, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the financial position of Purchaser as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

            (d) Purchaser and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (e) Purchaser has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange
Act) and such disclosure controls and procedures are designed to ensure that material information relating to Purchaser, including its consolidated subsidiaries, is made known to Purchaser's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; Purchaser's auditors and the Audit Committee of the Board of Directors of Purchaser have been advised by Purchaser's Chief Executive Officer and Chief Financial Officer of (i) any significant deficiencies in the design or operation of Purchaser's internal control over financial reporting which are reasonably likely to adversely affect Purchaser's ability to record, process, summarize, and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser's internal control over financial reporting; any material weaknesses in Purchaser's internal control over financial reporting have been identified for Purchaser's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in Purchaser's internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, Purchaser's internal control over financial reporting.

            (f) Since July 30, 2002, Purchaser has not, directly or indirectly, including through any Subsidiary (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of Purchaser, or to or for any family member or affiliate of any director or executive officer of Purchaser or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of Purchaser, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

      3.5 No Conflicts. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party does not, and the performance by Purchaser of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Governing Documents of Purchaser;

            (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.5(b) of the Purchaser Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to Purchaser or any of its Assets and Properties;

            (c) except as disclosed in Section 3.5(c) of the Purchaser Disclosure Schedule, (i) conflict with or result in a violation or breach of,
(ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of; (except such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws); (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Purchaser or any of its Assets and Properties under or (vii) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Contract or License to which Purchaser is a party or by which any of its Assets and Properties are bound.

      3.6 No Undisclosed Liabilities. Except as reflected or reserved against in the financial statements contained in the Purchaser SEC Documents (including the notes thereto) or as disclosed in Section 3.6 of the Purchaser Disclosure Schedule, there are no material Liabilities of Purchaser or material Liabilities or Liens affecting any of its Assets and Properties (other than Liabilities incurred in the ordinary course of business consistent with past practice).

      3.7 Legal Proceedings. Except as set forth in Section 3.7 of the Purchaser Disclosure Schedule:

            (a) there are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened, against or adversely affecting Purchaser or any of its Assets and Properties;

            (b) Purchaser has not received written notice or does not otherwise have knowledge of any Orders outstanding against Purchaser;

            (d) Section 3.7(d) of the Purchaser Disclosure Schedule sets forth all Actions or Proceedings against, or, to the knowledge of Purchaser, threatened against, Purchaser or any of its Assets and Properties during the three-year period prior to the date hereof.

      3.8 Compliance with Laws and Orders. Except as disclosed in Section 3.8 of the Purchaser Disclosure Schedule, since January 1, 1999, neither Purchaser nor any of its Subsidiaries nor any of their respective directors, officers, Affiliates, agents or employees has violated in any material respect or is currently in default or violation in any material respect under, any Law or Order applicable to Purchaser or any such Subsidiary or any of its respective Assets and Properties, and Purchaser is not aware of any claim of violation, or of any actual violation, of any such Laws and Orders by Purchaser or any such Subsidiary since the incorporation or formation of Purchaser or such Subsidiary other than matters finally resolved pursuant to appropriate legal proceedings. Except as set forth in Section 3.8 of the Purchaser Disclosure Schedule, Purchaser and each of its Subsidiaries has obtained all Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Purchaser or such Subsidiary in the manner as it is currently being conducted and there has been no written notice received by Purchaser or any such Subsidiary of any material violation or non-compliance with any such Approvals.

      3.9 Approvals. Section 3.9 of the Purchaser Disclosure Schedule contains a list of all Approvals known to Purchaser which are required to be given to or obtained by Purchaser from any and all third parties, including, without limitation, Governmental or Regulatory Authorities, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                                    ARTICLE 4
                              ADDITIONAL AGREEMENTS

      4.1   Covenant Not to Compete.

            (a) For a period commencing with the Closing Date and ending on the third (3rd) anniversary of the Closing Date, neither of the Sellers nor any of their respective Subsidiaries shall directly or indirectly, (i) interfere with the Company's or Purchaser's relationships with the customers and potential customers of the Company with respect to the business of the Company or any Constituent Company as conducted as of the date hereof, (ii) solicit for employment, hire or employ, or cause any other Person to solicit, hire or employ any employee or contractor then retained or employed by the Company or Purchaser or retained or employed by the Company or Purchaser within the one-year period immediately prior to such solicitation, hiring or employment, or (iii) engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, shareholder, director, officer, partner or in any other individual or representative capacity whatsoever, in the conduct or management of, or own any stock or other proprietary interest in, any business or enterprise that conducts business or operations which are the same as or substantially similar to the business of the Company as of the date hereof unless such Seller or any such Subsidiary shall have obtained the prior written consent thereto of Purchaser; provided, however, that (x) notwithstanding clause
(ii) of this Section 4.1(a), nothing herein shall be deemed to limit such Seller and its Subsidiaries from conducting general solicitations for applications for employment or from hiring any respondent to any such general solicitation, and
(y) notwithstanding clause (iii) of this Section 4.1(a), each Seller and its respective Subsidiaries shall be free without such consent to make reasonable investments in any such company which is publicly-owned so long as its ownership of securities of such company does not exceed one percent (1%) of the outstanding amount of any class of any securities.

            (b) Each of the covenants in this Section 4.1 is severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that any specific covenant or the scope, time or territorial restrictions thereof are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

      4.2   Confidentiality.

            (a) Purchaser. Purchaser acknowledges and agrees that it has had in the past, currently has, and in the future may possibly have, access to certain information of Sellers that does not relate to the business of the Company, has not been disclosed to the public and which constitutes confidential and proprietary business information (the "Confidential Information of Seller"), including but not limited to, in each case, client and customer lists, software, data, formulae, processes, inventions, trade secrets, marketing information and plans, business strategies and other information about products and services offered or developed or planned to be offered or developed. Notwithstanding the foregoing, Confidential Information of Seller does not include any information (A) that is or becomes publicly available, other than as a result of a disclosure by Purchaser or any of its Affiliates in violation of this Agreement, (B) which must be disclosed by Purchaser or any of its Affiliates under applicable Laws or by Order of any Governmental or Regulatory Authority, or (C) which Purchaser reasonably believes is required to be disclosed in connection with the defense of a lawsuit against Purchaser or any of its Affiliates. In the event Purchaser or any of its Affiliates is requested or required (including but not limited to by oral questions, interrogatories, requests for information or documents in a legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information of Seller as described in subpart (B) or subpart (C) of the immediately preceding sentence, Purchaser shall provide Draka with prompt written notice of any such request or requirement so that Draka may seek a protective order or other appropriate remedy, at Draka's sole expense, and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver from Draka, Purchaser or any of its Affiliates is nonetheless, in the written opinion of counsel, legally compelled to disclose Confidential Information of Seller to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or its Affiliate may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information of Seller which such counsel advises Purchaser is legally required to be disclosed, provided that Purchaser exercises its best efforts to preserve the confidentiality of such information, including without limitation by cooperating with Draka to obtain an appropriate protective order, at Draka's sole expense, or other reliable assurance that confidential treatment will be accorded such information by such tribunal. Purchaser agrees, on behalf of itself and each of its Affiliates, that, without the prior written consent of Draka, from and after the date hereof, neither Purchaser nor its Affiliates shall in any manner directly or indirectly disclose to any Person or use any Confidential Information of Seller for any purpose or reason.

            (b) Sellers. Each Seller acknowledges and agrees that it has had in the past, currently has, and in the future may possibly have, access to (i) certain information of the business of the Company that has not been disclosed to the public and which constitutes confidential and proprietary business information (the "Confidential Information of the Company"), and (ii) certain information of Purchaser that has not been disclosed to the public and which constitutes confidential and proprietary business information (the "Confidential Information of Purchaser"), including but not limited to, in each case, client and customer lists, software, data, formulae, processes, inventions, trade secrets, marketing information and plans, business strategies and other information about products and services offered or developed or planned to be offered or developed. Notwithstanding the foregoing, Confidential Information of the Company and Confidential Information of Purchaser does not include any information (A) that is or becomes publicly available, other than as a result of a disclosure by a Seller or any of its Affiliates in violation of this Agreement, (B) which must be disclosed by a Seller or any of its Affiliates under applicable Laws or by Order of any Governmental or Regulatory Authority, or (C) which a Seller reasonably believes is required to be disclosed in connection with the defense of a lawsuit against a Seller or any of its Affiliates. In the event a Seller or any of its Affiliates is requested or required (including but not limited to by oral questions, interrogatories, requests for information or documents in a legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information of the Company or Confidential Information of Purchaser as described in subpart (B) or subpart (C) of the immediately preceding sentence, Draka shall provide Purchaser with prompt written notice of any such request or requirement so that Purchaser may seek a protective order or other appropriate remedy, at Purchaser's sole expense, and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver from Purchaser, a Seller or any of its Affiliates is nonetheless, in the written opinion of counsel, legally compelled to disclose Confidential Information of the Company or Confidential Information of Purchaser to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Seller or such Affiliate may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information of the Company or Confidential Information of Purchaser, as the case may be, which such counsel advises Seller is legally required to be disclosed, provided that Seller exercises its best efforts to preserve the confidentiality of such information, including without limitation by cooperating with Purchaser to obtain an appropriate protective order, at Purchaser's sole expense, or other reliable assurance that confidential treatment will be accorded such information by such tribunal. Each Seller agrees that, on behalf of itself and each of its Affiliates, without prior written consent of Purchaser, from and after the date hereof, neither Seller nor any of its Affiliates shall in any manner directly or indirectly disclose to any Person or use any Confidential Information of the Company or Confidential Information of Purchaser for any purpose or reason.

      4.3 Expenses. All fees and expenses incurred by the Company and by Sellers in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, including all legal, accounting (other than accounting fees and expenses related to services to reconcile the Audited Financial Statements to US GAAP performed in connection with auditing the financial records of the Company as set forth in Sections 4.7(a), which shall be paid by the Purchaser), financial advisory, consulting, success and all other fees and expenses of third parties (the "Company Expenses"), shall be the obligation of Sellers. All fees and expenses incurred by Purchaser in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, shall be the obligation of Purchaser.

      4.4 Public Disclosure. Purchaser and Draka shall issue a joint press release relating to this Agreement to be prepared jointly by Purchaser and Draka (the "Joint Press Release"). Thereafter, unless otherwise required by Law (including federal and state securities Laws and the rules and regulations of The Nasdaq Stock Market), no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by either party unless approved by the other party prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

      4.5 Additional Documents and Further Assurances; Cooperation. Each party hereto, at the request of the other party hereto and at the expense of the requesting party, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all Approvals of any Governmental or Regulatory Authority or Person required in connection with the Acquisition; provided, however, that neither party shall be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such Approval, other than customary filing fees) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      4.6   Employee Matters.

      (a) The parties acknowledge and agree that Purchaser may cause the Company to negotiate and enter into employment agreements with certain key employees of the Company identified on Schedule 4.6(a) attached hereto (the "Key Employees") on such terms as may be mutually agreed by Purchaser and such Key Employees; provided that the effectiveness and enforceability of any such employment agreements shall be contingent upon the consummation of the transactions contemplated by this Agreement. Sellers shall not take any action, directly or indirectly, to prevent or discourage any such Key Employee or any other employee of the Company from being employed by the Company as of the Closing Date and shall not solicit, invite or induce or entice any employees of the Company, including, without limitation, the Key Employees, to remain in the employ of either Seller or their respective Affiliates or otherwise attempt to retain the services of any such employees, except with the prior written consent of Purchaser.

      (b) As of the Closing, Draka Fileca-Foptica S.A. ("Draka France") employs the individuals listed on Schedule 4.6(b) hereto (the "France Employees"), whose primary responsibilities involve services rendered to or on behalf of the Company. Draka agrees that Draka France shall continue to employ the France Employees from the Closing until such time as requested by Purchaser, but in no event later than the date that is ninety (90) days after the date of Closing (the "Transitional Employment Period"). Draka France shall employ the France Employees during the Transitional Employment Period on the same terms and conditions as prior to the Closing, consistent with past practice, and shall be responsible for payment of all salaries, taxes, benefits and other costs related to the France Employees, including any and all regulatory compliance relating their employment (the "France Employee Costs"). Draka shall issue an invoice to the Company monthly listing, in reasonable detail, all France Employee Costs and the Company shall reimburse Draka for all France Employee Costs not more than fifteen (15) days after the delivery of such invoice. Not more than eighty (80) days after the Closing, Purchaser shall, with respect to each France Employee, either (i) notify Draka and the applicable France Employee that it does not intend to offer employment to such France Employee, or (ii) offer employment, or cause an Affiliate of Purchaser to offer employment, to such France Employee on substantially the same terms and conditions, including (without limitation as to compensation, benefits, and duties and responsibilities) as such France Employee is employed by Draka France immediately prior to Closing. In the event of the termination of employment of any France Employee (whether in connection with Purchaser's failure to offer any such person employment as contemplated hereby or as a result of any France Employee's election not to accept Purchaser's offer of employment or otherwise), Seller shall deliver to Purchaser a statement setting forth in reasonable detail all costs and expenses incurred by Seller in connection with such termination, and Purchaser shall reimburse Seller for all of such costs and expenses not more than fifteen (15) days after the delivery of such statement.

      (c) As of the Closing, Draka Comteq USA, Inc. ("Draka USA") employs the individuals listed on Schedule 4.6(c) hereto (the "U.S. Employees"), whose primary responsibilities involve services rendered to or on behalf of the Company. Draka agrees that Draka USA shall continue to employ the U.S. Employees during the Transitional Employment Period. Draka USA shall employ the U.S. Employees during the Transitional Employment Period on the same terms and conditions as prior to the Closing, consistent with past practice, and shall be responsible for payment of all salaries, taxes, benefits and other costs related to the U.S. Employees, including any and all regulatory compliance relating their employment (the "U.S. Employee Costs"). Draka shall issue an invoice to the Company monthly listing, in reasonable detail, all U.S. Employee Costs and the Company shall reimburse Draka for all U.S. Employee Costs not more than fifteen (15) days after the delivery of such invoice. Not more than eighty (80) days after the Closing, Purchaser shall, with respect to each U.S. Employee, either (i) notify Draka and the applicable U.S. Employee that it does not intend to offer employment to such U.S. Employee, or (ii) offer employment, or cause an Affiliate of Purchaser to offer employment, to such U.S. Employee on substantially the same terms and conditions, including (without limitation as to compensation, benefits, and duties and responsibilities) as such U.S. Employee is employed by Draka USA immediately prior to Closing. In the event of the termination of employment of any U.S. Employee (whether in connection with Purchaser's failure to offer any such person employment as contemplated hereby or as a result of any U.S. Employee's election not to accept Purchaser's offer of employment or otherwise), Seller shall deliver to Purchaser a statement setting forth in reasonable detail all costs and expenses incurred by Seller in connection with such termination, and Purchaser shall reimburse Seller for all of such costs and expenses not more than fifteen (15) days after the delivery of such statement.

      (d) Each of the parties hereto shall cooperate and take such mutually agreed upon actions as are necessary to cause the portion of the insurance contract for the non-contributory pension in the NKF Kabel Pension Fund attributable to employees of the Company to be transferred to the Company, a new pension fund established by the Company or a pension insurance company designated by the Company.

      (e) Prior to Closing, employees of the Company have been insured under the following Contracts of Vastgoed: (i) Collective Medical Insurance (contract collectieve ziektekostenverzekering), dated 28 September 1999, by and between NKF Kabel B.V. (as contractant) and Onerlinge GEOVE u.a. (as insurance company), and (ii) Collective WAO Insurance Contract (Contract WAO (excedent)verzekering), dated 13-04-2004, by and between NKF Kabel B.V. (as contractant) and Nationale Nederlanden Verzekeringmaatschappij N.V. (as insurance company) (together, the "Collective Policies"). Draka and Vastgoed agree that the Company employees shall continue to be insured under the Collective Policies, upon the same terms and conditions as immediately prior to the Closing, for a period of not more than ninety (90) days after the Closing. Vastgoed shall issue an invoice to the Company monthly listing, in reasonable detail, all costs and expenses incurred by Vastgoed under the Collective Policies in connection with continuing to insure the Company employees pursuant to this Section 4.6(e) and the Company shall reimburse Vastgoed for all such costs and expenses not more than fifteen
(15) days after the delivery of such invoice.

      4.7   Financial Statements.

            (a) Audited Financial Statements. Prior to the date hereof, Draka, at its expense, shall have caused to be delivered to Purchaser the balance sheet of the Company as of December 31, 2004 and 2003 and the related statement of operations, statement of shareholders' equity and statement of cash flows of the Company for the years ended December 31, 2004 and 2003, prepared in accordance with Dutch GAAP and audited by KPMG in accordance with U.S. GAAS (the "Audited Financial Statements"). Additionally, prior to the date hereof, Purchaser, at Purchaser's expense, shall have caused the Audited Financial Statements to be reconciled to U.S. GAAP.

            (b) Additional Assistance. Sellers will use commercially reasonable efforts to cause its management and KPMG to (i) provide such information and assistance as reasonably required by Purchaser in connection with the preparation by Purchaser and its independent accountants of pro forma financial statements required under applicable Laws, (ii) facilitate the review of any Company audit or review work papers, including the examination of selected interim financial statements and data, and (iii) deliver such representations as may be reasonably requested by KPMG or Purchaser's independent accountants. Purchaser shall reimburse Draka or KPMG for all costs and expenses (including professional fees) incurred in connection with services or assistance provided by Sellers or KPMG pursuant to this Section 4.7(b).

      4.8   Certain Tax Matters

            (a) Pre-Closing Tax Affairs. Draka shall prepare and file (or cause the Company to file) all Tax Returns relating to the Company that relate solely to periods ending on or before Closing, and with respect to Tax Returns which have not been filed as of the date of the Closing, Seller shall provide to Purchaser prior to the filing of such Tax Returns an abstract of information set forth on such Tax Returns relating setting forth in reasonable detail material information regarding the Company. For the avoidance of misunderstanding, the Purchaser (i) shall have sole conduct of all Tax affairs of the Company for periods that start on or after Closing, (ii) shall be entitled to deal with Tax affairs relating to any period beginning on or after the date of the Closing in any way in which it, in its absolute discretion, considers fit, and (iii) shall be responsible for filing all Tax Returns other than those referred to in the first sentence.

            (b)   Cooperation on Tax Matters.

                  (i) Purchaser, the Company and Sellers shall cooperate, as and to the extent reasonably requested by the other party and at the expense of the requesting party, in connection with the filing of Tax Returns for all periods that begin before the Closing and any audit, litigation or other Action or Proceeding with respect to Taxes. Such cooperation shall include the provision of records and information which are reasonably relevant to any such Tax Returns, audit, litigation or other Action or Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree
(A) to retain all Books and Records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing until the expiration of the statute of limitations (and, to the extent notified in writing by Purchaser or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such Books and Records at the requesting party's expense.

                  (ii) Purchaser and Sellers further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental or Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including without limitation any Tax with respect to the transactions contemplated hereby).

            (c) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Company and Sellers or any of their respective Affiliates shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any Liability thereunder.

            (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the party legally responsible therefore when due, and such party will, at their or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, and, if required by applicable Law, each of Purchaser, the Company and Sellers will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

      4.9 Inter-Company Debt. The parties acknowledge and agree that as of the Closing Date, the entire Indebtedness and Liabilities (other than obligations incurred in the ordinary course of business as currently conducted) of the Company to Draka and/or any of Draka's Affiliates shall consist of inter-company Indebtedness in the amount of Four Million Eighty Eight Thousand Euro ((euro)4,088,000) (the "Inter-Company Debt"), as set forth in Schedule 4.9 attached hereto. The parties agree that upon or immediately following the Closing, Purchaser and the Company shall cause the Inter-Company Debt to be paid in full to Draka in accordance with Section 1.3(b). In the event the Company is liable or otherwise obligated to Draka or any of Draka's Affiliates for any Indebtedness or other Liabilities other than the Inter-Company Debt, Draka agrees, on behalf of itself and its Affiliates, that neither the Company nor Purchaser or any of Purchaser's Affiliates shall have any Liability for such Indebtedness or other Liabilities other than obligations incurred in the ordinary course of business as currently conducted.

      4.10 Customer Contact. The Seller consents to reasonable telephone contact between the Purchaser and six (6) of the Company's customers identified on in
Section 2.23 of the Seller Disclosure Schedule; provided that (i) such contact shall be solely for the purpose of Purchaser's due diligence regarding the Company and (ii) Thomas Overwijn shall participate in all such telephone calls.

      4.11 Solar Inverter Claim. With respect to that certain pending claim described on Schedule 4.11 hereto relating to the Solar Inverter Business (the "Solar Inverter Claim"), the Company shall provide all commercially reasonable services, including, without limitation, providing reasonable access to the Company's books and records and making appropriate personnel reasonably available to the attorneys, accountants or other agents of the Sellers or an Affiliate of the Sellers as may be reasonably requested in connection with the defense of such Solar Inverter Claim. Sellers shall reimburse the Company for all reasonable third party costs and expenses incurred by the Company with Seller's prior consent (which shall not be unreasonably delayed or withheld) in connection with services or assistance provided by the Company pursuant to this
Section 4.11.

      4.12 Spanish Cable Receivables. Schedule 4.12 attached hereto sets forth the accounts receivable of Sellers' Spanish Cable Business as of January 31, 2005 (the "Spanish Cable Receivables"). Purchaser agrees that from and after the Closing and until the first to occur of (i) the collection and remission to Draka of the Spanish Cable Receivables and (ii) December 31, 2005, Purchaser shall serve as collection agent for Sellers with respect to the Spanish Cable Receivables outstanding as of Closing, shall hold all amounts received in payment of the Spanish Cable Receivables in trust for Seller and shall pay, or shall cause the Company to pay, an amount equal to the amounts actually received by the Company or Purchaser, or any of their respective Affiliates, in payment of the Spanish Cable Receivables. The Company shall use commercially reasonable efforts consistent with its generally applicable collection practices to collect the Spanish Cable Receivables, and neither Purchaser nor the Company shall agree to discount, settle or otherwise compromise any Spanish Cable Receivable without the prior written consent of Draka. As of December 31, 2005 (the "Assignment Date"), Purchaser or the Company shall assign to Draka, without further consideration, any Spanish Cable Receivables that have not been collected as of such date. In the event that, after the Assignment Date, the Company receives any amount in respect of any Spanish Cable Receivable, the Company shall remit such amount to the Seller not more than fifteen (15) days after such receipt.

      4.13  Service Level Arrangements.

            (a) Singapore Office Space. Prior to Closing, Far East Pte. Ltd ("Draka Singapore") has provided the Company with certain office space located at 20 Jurong Port Road, Jurong Town, Singapore (the "Singapore Office Space"). Draka agrees that Draka Singapore will continue to sublease the Singapore Office Space to the Company for use and occupancy by the Company, upon the same terms and conditions as have been provided to the Company prior to the Closing, from the Closing until the earlier of (i) the date that is thirty (30) days after the date the Company provides Draka with written notice that it intends to terminate its sublease of the Singapore Office Space, or (ii) the date that is one (1) year after the date of Closing. The parties agree that the fee for this sublease of the Singapore Office Space is Singapore $1,940 per month.

            (b) France Office Space. Prior to Closing, Draka France has provided the Company with certain office space located at Route Nationale n 1, 60730 Saint Genevieve, France (the "France Office Space"). Draka agrees that Draka France will continue to sublease the France Office Space to the Company for use and occupancy by the Company, upon the same terms and conditions as have been provided to the Company prior to the Closing, from the Closing until the earlier of (i) the date that is thirty (30) days after the date the Company provides Draka with written notice that it intends to terminate its sublease of the Singapore Office Space, or (ii) the date that is one (1) year after the date of Closing. The parties agree that the fee for this sublease of the France Office Space is One Thousand Six Hundred Euro ((euro)1,600) per month.

            (c) U.S. Office Space. Prior to Closing, Draka USA has provided the Company with certain office space located at 9 Forge Park, Franklin, Massachusetts, U.S.A. (the "U.S. Office Space"). Draka agrees that Draka USA will continue to sublease the U.S. Office Space to the Company for use and occupancy by the Company, upon the same terms and conditions as have been provided to the Company prior to the Closing, from the Closing until the earlier of (i) the date that is thirty (30) days after the date the Company provides Draka with written notice that it intends to terminate its sublease of the U.S. Office Space, or (ii) the date that is one (1) year after the date of Closing. The parties agree that the fee for this sublease of the U.S. Office Space is One Thousand Three Hundred Thirty Seven Dollars ($1,337) per month.

            (d) Service Level Agreement Between the Company and Vastgoed. The parties acknowledge and agree that the Company and Vastgoed are parties to that certain Service Level Agreement with a commencement date of July 1, 2004 (the "NKF Service Agreement"). The parties agree that the NKF Service Agreement shall continue for a term of one (1) year after the date of Closing upon the same terms and conditions, subject to the following amendment: Vastgoed shall continue to provide the Company with the services relating to payroll and personnel and organization for a period of three (3) months after the Closing (and the annual fees for such services shall be prorated based on such 3-month period).

            (e) Management Services Agreement Between the Company and Draka USA. The parties acknowledge and agree that the Company and Draka USA are parties to that certain Management Services Agreement dated April 24, 2003 (the "U.S. Service Agreement"). The parties agree that the U.S. Service Agreement shall continue for a term of ninety (90) days after the date of Closing upon the same terms and conditions, subject to the following amendments:

                  (i) Section 2(a) of the U.S. Service Agreement shall be terminated effective upon Closing and the employment of the U.S. Employees shall be governed by Section 4.6(c) hereof.

                  (ii) Section 4 of the U.S. Service Agreement shall be amended to provide that the U.S. Service Agreement shall terminate ninety (90) days after the date of Closing.

            (f) Cost Sharing Service Agreement Between the Company and Draka. The parties acknowledge and agree that the Company and Draka are parties to that certain Cost Sharing Service Agreement dated December 16, 2004 (the "Draka Service Agreement"). The parties agree that the Draka Service Agreement shall terminate and have no further force and effect immediately upon Closing.

      4.14  Tax Step Up.

            (a) Fiscal Revaluation. If at any time after the execution of this Agreement, the Tax Authority in The Netherlands (the "Dutch Tax Authority") finds that section 14(1) of the Corporate Income Tax Act 1969 is not applicable to the spin-off by Vastgoed of part of its business activities to the Company in 2004 and, therefore, as a result the book value for Dutch corporate income tax purposes of the assets of the Company are increased (such increase hereinafter referred to as the "Fiscal Revaluation"), then subject to Sellers providing Purchaser with a copy of the official notice of the Dutch Tax Authority, if any, and/or such information as is necessary to independently validate the Fiscal Revaluation, and subject to the limitations set forth in Section 4.14(b) below, the Purchase Price shall be increased by the resulting Cash Tax Benefit (hereinafter defined) less any applicable withholding or Taxes. Notwithstanding the foregoing, Sellers covenant and agree to continue to report that section 14(1) of the Corporate Income Tax Act 1969 is applicable to the spin-off by Vastgoed of part of its business activities to the Company in 2004 and that in the event such position is challenged by the Dutch Tax Authority, they will use commercially efforts to defend against such challenge.

            (b) Use of Tax Benefit and Payment. With respect to any taxable year ending after the date hereof until December 31, 2012, Grant Thornton LLP or any successor thereto approved by Purchaser's senior secured creditor will provide an independent validation of the Fiscal Revaluation and increased cash tax benefit by calculating (i) Purchaser's worldwide corporate income tax liability that would be payable with respect to such taxable year (A) without giving effect to the Fiscal Revaluation, and (B) after giving effect to the Fiscal Revaluation, and (ii) the Company's stand alone Dutch Tax liability or, if the Company is included in a fiscal unity for Dutch corporate income Tax purposes, the Dutch Tax liability of such fiscal unity, that would be payable with respect to such taxable year (A) without giving effect to the Fiscal Revaluation, and
(B) after giving effect to the Fiscal Revaluation. For the avoidance of doubt, Purchaser's worldwide corporate income tax liability means the sum of the corporate income tax liability of Purchaser in the United States with respect to such taxable year plus the corporate income tax liability of its Associates (including the Company) in their respective countries of residence for such taxable year. To the extent that Purchaser's worldwide corporate income Tax liability actually paid to the applicable Tax Authorities with respect to such taxable year is reduced by an amount (but not below zero) by giving effect to the Fiscal Revaluation less the expenses incurred in connection with the calculation referred to in this Section 4.14(b) (such amount being a "Worldwide Cash Tax Benefit") and/or the Company's Dutch corporate income Tax liability or, if the Company is included in a fiscal unity for Dutch corporate income Tax purposes, the Dutch Tax liability of such fiscal unity, actually paid to the Dutch Tax Authority with respect to such taxable year is reduced by an amount (but not below zero) by giving effect to the Fiscal Revaluation less the expenses incurred in connection with the calculation referred to in this Section 4.14(b) (such amount being a "Dutch Cash Tax Benefit"), then Purchaser agrees to pay to Sellers an amount in Euros equal to the lesser of (I) the Worldwide Cash Tax Benefit divided by the spot foreign exchange rate at the time of payment, or
(II) the Dutch Cash Tax Benefit (such lesser amount, the "Cash Tax Benefit"), provided that to the extent that such payment is subject to any withholding or other Taxes, the payment to be made by Purchaser shall be reduced by such withholding or Taxes. In the event that any taxable year begins prior to the date hereof, but ends after the date hereof (a "Straddle Year") the Cash Tax Benefit shall be payable only with respect to that portion of any Cash Tax Benefit attributable to that portion of the Straddle Year beginning on the date hereof. Sellers and Purchaser agree that the aggregate amount Purchaser may be required to pay with respect to the

Cash Tax Benefit shall not exceed the lesser of (x) the aggregate Cash Tax Benefit actually realized by Purchaser, or (y) Three Million Six Hundred Thousand Euros ((euro)3,600,000). Seller's sole remedy for Purchaser's failure to pay amount due in connect with the Cash Tax Benefit shall be a cause of action for breach of this Agreement.

            (c) Payment. The due date for any Cash Tax Benefit for any taxable year shall be five (5) Business Days after the sooner of (i) the last date on which the corporate income Tax assessment relating to the taxable year as referred to in Section 4.14(b) has been finally and irrevocably determined by any applicable Tax Authority, or (ii) the expiration of any applicable statute of limitations.

            (d) Obligation Ceases on Sale. Any obligation hereunder shall cease on sale of the Company, provided the purchaser in such sale is not an entity or person that is an Affiliate or Associate of Purchaser.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

      5.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated hereby shall have been obtained.

            (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect; nor shall there be any Law or Order applicable to the Acquisition or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Acquisition or require Purchaser to hold separate the assets of the Company.

      5.2 Additional Conditions to Obligations of Sellers. The obligations of Sellers to consummate the Acquisition and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Draka:

            (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be accurate in all material respects (except for those representations and warranties that are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing as if made on and as of the Closing (other than any such representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date).

            (b) Performance. Purchaser shall have delivered the Cash Payment as specified in Section 1.3(a), paid and satisfied in full the Inter-Company Debt as specified in Section 1.3(b), caused the Subordinated Note to be executed and delivered as specified in Section 1.3(c), and otherwise performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

            (c) Closing Certificate. Purchaser shall have delivered to Sellers a certificate, dated the date of the Closing and executed by a duly authorized officer, to the effect that each of the conditions specified in Sections 5.2(a) and (b) above is satisfied in all respects.

      (d)   Ancillary Agreements.

                  (i) Purchaser shall have executed a notarial deed of pledge in the form attached hereto as Exhibit C, granting Draka a first priority lien in 35% of the Company Capital Shares to secure the obligations of Purchaser under the Subordinated Note ( the "Pledge Agreement").

                  (ii) Purchaser shall have executed and delivered to Draka the Subordinated Note.

            (e) Legal Opinion. Draka shall have received a legal opinion from Karp, Frosh, Lapidus, Wigosky & Norwind, P.A., counsel to Purchaser, in the form set forth in Exhibit D attached hereto.

            (f) Material Adverse Change. There shall have not have occurred any Material Adverse Change of Purchaser since the date of the financial statements included in its most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

      5.3 Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the Acquisition and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

            (a) Representations and Warranties. The representations and warranties of Sellers contained in this Agreement shall be accurate in all material respects (except for those representations and warranties that are by their terms qualified by a standard of materiality, which representations and warranties shall be true and correct in all respects) as of the date of this Agreement and as of the Closing as if made on and as of the Closing (other than representations and warranties which by their express terms are made as of a specified earlier date, which shall be accurate as of such specified earlier date).

            (b) Performance. The Company and Sellers shall have performed and complied with in all material respects each agreement, covenant or obligation required by this Agreement to be so performed or complied with by the Company or either Seller, as the case may be, at or before the Closing.

            (c) Closing Certificate. Each Seller shall have delivered to Purchaser a certificate, dated the date of the Closing, to the effect that each of the conditions specified in Sections 5.3(a) and (b) above is satisfied in all respects.

            (d) Subordinated Note. Draka shall have executed and delivered to Purchaser the Subordinated Note.

            (e) Company Financials. Draka shall have delivered or caused to be delivered to Purchaser the Audited Financial Statements.

            (f) Notarial Deed. Sellers shall have executed the Notarial Deed before the Notary.

            (g) Legal Opinion. Purchaser shall have received a legal opinion from Allen & Overy LLP, in the form set forth in Exhibit E attached hereto.

            (h) Fairness Opinion. Purchaser shall have received from Ferris Baker Watts an opinion that the transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of Purchaser.

            (i) Approvals. (i) Approvals, if any, from any Person other than a Governmental or Regulatory Authority necessary for consummation of the transactions contemplated hereby shall have been obtained, including any Approvals required to be disclosed in Section 2.6(c) of the Seller Disclosure Schedule (other than the assignment to the Company of the Contracts identified on Schedule 2.6(c)); and (ii) at and after the Closing, the Company shall have and be entitled to exercise all of its rights under the Contracts listed on
Section 2.18(a) of the Seller Disclosure Schedule, including, without limitation, the lease for the Company Real Property located in Gouda, The Netherlands, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

            (j) Delivery of Share Ledger and Minute Book of the Company. Draka shall have delivered the Company's share ledgers and minute books to Purchaser.

            (k) Resignations of Directors of the Company. Draka shall have delivered or caused to be delivered to Purchaser resignations of the directors of each Constituent Company.

            (l) Material Adverse Change. There shall have not have occurred any Material Adverse Change of the Company since the Financial Statement Date.

            (m) [Intentionally Omitted].

            (n) Completion of Due Diligence. Except as provided in Section 5.3(o) below, Purchaser shall have completed, to its satisfaction, its due diligence review of the Company on or before January 31, 2005.

            (o) Customer Diligence. Purchaser shall have completed, to its reasonable satisfaction, (i) its diligence review of information provided by Sellers on customers of the Company, and (ii) due diligence calls with six (6) of the Company's customers identified on Section 2.23 of the Seller Disclosure Schedule.

            (p) Trademark License. Purchaser and Sellers shall have executed and delivered a Trademark License regarding the use by Purchaser of the trademark "NKF" in the form attached hereto as Exhibit F.

                                    ARTICLE 6
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; INDEMNIFICATION

      6.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding the provisions of any representation, warranty, covenant or agreement contained herein, in the event that prior to Closing either (i) Sellers have actual knowledge of one or more breach of any representation, warranty, covenant or agreement by Purchaser, or (ii) Purchaser has actual knowledge of any breach of a representation, warranty, covenant or agreement by the Company or Sellers, and notwithstanding such actual knowledge such party proceeds to Closing, the party having such actual knowledge shall be deemed to have waived such party's right to make any claim hereunder with respect to such breach and shall be forever estopped from making any claim with respect thereto. Except for the representations and warranties set forth in Section 2.3(b) and 2A.1(a) (Ownership of Company Capital Shares) (which shall survive the Closing and continue until the applicable statute of limitations has expired), and
Section 2.11 (Taxes) (which shall survive the Closing and continue for a period of five (5) years), all of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the date which is eighteen (18) months after the date of Closing. For the avoidance of doubt, each provision of Article 1 and Article 6 and all Schedules shall survive until the satisfaction of all obligations described therein, and each provision of Article 7 and Article 8 shall survive so long as it is relevant to any other surviving provision. No Action or Proceeding may be instituted to enforce, or seek damages or other remedies with respect to the breach of any representation or warranty after the expiration of the period of survival for such representation or warranty as described above.

      6.2   Indemnification.

            (a) After the Closing and subject to the limitations set forth herein, Purchaser and its Affiliates (including, after the Closing, the Company) officers, directors, employees, agents, successors and assigns (each, a "Purchaser Indemnified Party") shall be indemnified and held harmless by Sellers, jointly and severally, for any and all Liabilities, losses, damages of any kind, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) , (hereinafter, "Loss(es)") arising out of or resulting from:

                  (i) any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty of Sellers, as of the date of this Agreement, contained in this Agreement or in the Ancillary Agreements or any other instrument delivered pursuant to this Agreement;

                  (ii) any breach of any covenant or agreement made by a Seller in this Agreement or in the Ancillary Agreements or any other instrument delivered pursuant to this Agreement;

                  (iii) any Company Expenses required to be paid by Sellers pursuant to Section 4.3; or

                  (iv) the Spanish Cable Business or the Solar Inverter Business, including, with limitation, the Solar Inverter Claim.

            (b) Notwithstanding any provision hereof to the contrary, the determination of any Purchaser Indemnified Party's Losses shall take into account any and all present or future Tax benefits or detriments (based on such Purchaser Indemnified Party's actual tax rate (on a consolidated basis, if applicable) in the applicable year relating to the Loss), and after offsetting any related recoveries or proceeds received by such Purchaser Indemnified Party from applicable insurance policies or similar arrangements, or from third parties, in connection with such Loss.

            (c) The Purchaser will not be entitled to assert a claim for indemnification under this Agreement until such time as the aggregate Losses incurred by it for which indemnification may be available hereunder exceed One Hundred Thousand Euro ((euro)100,000) (the "Threshold"), in which event the Purchaser will be entitled to recover indemnifiable Losses only to the extent that such Losses exceed the Threshold; provided however, that any Losses (i) based on fraud, (ii) arising from any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty of Sellers contained in Section 2.3(b) or 2A.1(a) hereof, (iii) indemnifed under Section 6.2(a)(ii) hereof, or (iv) indemnified under Section 6.2(a)(iv) hereof shall not be subject to the Threshold and shall be indemnifiable from the first dollar of Loss.

            (d) The aggregate amount of the Seller's indemnification obligation hereunder shall not exceed Five Million Five Hundred Thousand Euro ((euro)5,500,000) (the "Indemnification Cap"); provided, however, any Losses (i) based on fraud, (ii) arising from any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty of Sellers contained in Section 2.3(b) or 2A.1(a) hereof, (iii) indemnifed under Section 6.2(a)(ii) hereof, or (iv) indemnified under Section 6.2(a)(iv) hereof shall not be subject to the Indemnification Cap and shall be indemnifiable to the full extent of such indemnifiable Loss.

            (e) After the Closing, Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Seller Indemnified Party") shall be indemnified and held harmless by Purchaser for any and all Losses arising out of or resulting from:

                  (i) any inaccuracy in or breach (or any claim by any third party alleging or constituting an inaccuracy or breach) of any representation or warranty of Purchaser, as of the date of this Agreement, contained in this Agreement or in the Ancillary Agreements or any other instrument delivered pursuant to this Agreement;

                  (ii) any breach of any covenant or agreement made by Purchaser in this Agreement or in the Ancillary Agreements to which Seller is a party or any other instrument delivered pursuant to this Agreement; or

                  (iii) the operation of the Company's business after Closing.

            (f) Notwithstanding any provision hereof to the contrary, the determination of any Seller Indemnified Party's Losses shall take into account any and all present and future Tax benefits or detriments (based on such Seller Indemnified Party's actual tax rate (on a consolidated basis, if applicable) in the applicable year relating to the Loss), and after offsetting any related recoveries or proceeds received by such Seller Indemnified Party from applicable insurance policies or similar arrangements, or from third parties, in connection with such Loss.

            (g) The Sellers will not be entitled to assert a claim for indemnification under this Agreement until such time as the aggregate Losses incurred by them for which indemnification may be available hereunder exceed the Threshold, in which event the Sellers will be entitled to recover indemnifiable Losses only to the extent that such Losses exceed the Threshold; provided however, that any Losses (i) based on fraud, (ii) indemnifed under Section 6.2(e)(ii) hereof, or (iii) indemnified under Section 6.2(e)(iii) hereof shall not be subject to the Threshold and shall be indemnifiable from the first dollar of Loss.

            (h) The aggregate amount of Purchaser's indemnification obligation hereunder shall not exceed the Indemnification Cap; provided, however, any Losses (i) based on fraud, (ii) indemnifed under Section 6.2(e)(ii) hereof, or
(iii) indemnified under Section 6.2(e)(iii) hereof shall not be subject to the Indemnification Cap and shall be indemnifiable to the full extent of such indemnifiable Loss.

      6.3   Indemnification Procedures.

            (a) The obligations and Liabilities of an Indemnifying Party under this Article 6 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article 6 ("Third Party Claims") shall be governed by and contingent upon the terms and conditions set forth in this Section 6.3. If any Person entitled to indemnification pursuant to Section 6.2(a) or 6.2(b) (an "Indemnified Party") shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within ten (10) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its respective obligations under this Article 6 except to the extent that the Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

            (b) The Indemnifying Party shall be entitled to assume and control the defense of a Third Party Claim at its expense and through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within fifteen
(15) days after the receipt of such notice from the Indemnified Party; provided, however, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently and the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party, which consent shall not be unreasonably delayed or withheld.

      6.4 Right of Offset. In the event any amounts have been finally determined to be payable and are due and payable by Sellers pursuant to this Article 6, subject to the Indemnification Cap, Purchaser may offset such amounts from the principal and interest due under the Subordinated Note. No limitation on such right of offset shall otherwise affect any Indemnified Party's rights hereunder or otherwise. The remedy of offset shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which any Indemnified Party is or may be entitled, at law or in equity.

      6.5 No Consequential Damages; Sole Remedy. Notwithstanding anything contained in this Agreement to the contrary, no indemnified party hereunder shall be entitled to Losses in the nature of incidental or consequential damages. Further, the provisions of this Article 6 shall be the sole recourse of the indemnified parties hereunder, except with respect to any equitable remedy to which any such party may be entitled, except for the exercise by Draka of its rights under the Subordinated Note, and except as provided in Section 7.13.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

      7.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

      If to Purchaser or the Company (after Closing) to:

            Optelecom, Inc.
            12920 Cloverleaf Center Drive
            Germantown, Maryland  20874
            Facsimile No.: (301) 528-8190
            Attn:  President

      with a copy (which shall not constitute notice) to:

            Venable LLP
            8010 Towers Crescent Drive, Suite 300
            Vienna, Virginia  22182
            Facsimile No.:  (703) 821-8949
            Attn:  Elizabeth R. Hughes

      If to Sellers or the Company (prior to closing):

            Draka Holding NV
            Boorstraat 2
            1021 JZ Amsterdam
            P.O. Box 246
            1000 AE Amsterdam
            The Netherlands
            Facsimile No.:  31-20-568-98-95
            Attn:  General Counsel

      with a copy (which shall not constitute notice) to:

            Sullivan & Worcester LLP
            One Post Office Square
            Boston, Massachusetts  02109
            Facsimile No.:  (617) 338-2880
            Attn:  Harry E. Ekblom, Jr.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 7.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 7.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 7.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      7.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the Seller Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including specifically, without limitation, the Letter of Intent dated December 28, 2004, as amended, by and among Draka and Purchaser).

      7.3   [Intentionally Omitted].

      7.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      7.5 Third-Party Beneficiaries. Except as expressly provided herein, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 6.

      7.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void, except that the collateral assignment of Purchaser's rights under this Agreement to Manufacturers and Traders Trust Company (the "Bank") pursuant to that certain Financing and Security Agreement by and among Purchaser, the Company and the Bank shall be permitted without the consent of any party hereto. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      7.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      7.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      7.9 Governing Law, Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware as applied to contracts entered into by Delaware residents and performed entirely in Delaware, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of the laws of Delaware. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought and determined by either (i) a state court or federal court sitting in the state of Delaware or (ii) an appropriate court sitting in Amsterdam, The Netherlands and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counter claim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 7.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      7.10 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

      7.11 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto, but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

      7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      7.13 Specific Performance. Each party shall have the right to seek an injunction or injunctions to prevent breaches of Sections 4.1 and 4.2 of this Agreement and to enforce specifically the terms and provisions thereof. Notwithstanding Section 7.9, it is agreed that the parties shall be entitled to an injunction or injunctions under this section 7.13 in any court having jurisdiction. Nothing in Article 6 shall be construed or interpreted to limit this Section 7.13.

                                    ARTICLE 8
                                   DEFINITIONS

      8.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

            "Actions or Proceedings" means any action, suit, complaint, subpoena, petition, investigation, proceeding, arbitration, mediation, litigation or Governmental or Regulatory Authority investigation, audit, document request or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

            "Agreement" means this Share Purchase Agreement, including (unless the context otherwise requires) the Exhibits, the Schedules (including the Seller Disclosure Schedule and the Purchaser Disclosure Schedule) and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Approval" means any approval, authorization, consent, novation, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of any Constituent Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, share certificates and books, share transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans, excluding, however, in all cases any materials that contain any confidential information of any third party (other than the Company or Purchaser) that is restricted by agreement or applicable Law from being disclosed to Purchaser and/or any other Persons.

            "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange, reorganization or other business combination transaction to which such Person is a party, (b) any sale, or other disposition of all or substantially all of the capital shares or other equity interests of such Person (except for issuances of capital shares upon conversion of preferred shares outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a substantial portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation) other than sales of inventory and the granting of licenses in the ordinary course of such Person's business and consistent with past practice, or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, to do any of the foregoing.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware or in the country of The Netherlands are authorized or obligated to close.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, or Assets and Properties of the Company and each other Constituent Company, taken as a whole.

            "Business or Condition of Purchaser" means the business, condition (financial or otherwise), results of operations or Assets and Properties of Purchaser and its subsidiaries, taken as a whole.

            "Company Financials" means the Audited Financial Statements and the September Balance Sheet.

            "Company Intellectual Property" shall mean any Intellectual Property that (a) is owned by the Company and any other Constituent Company; (b) is licensed to Company or any other Constituent Company; or (c) is used in or necessary for the conduct of the business of the Company or any other Constituent Company as presently conducted.

            "Company Options" means any Option to purchase or otherwise acquire Company Capital Shares.

            "Company Registered Intellectual Property" means all Registered Intellectual Property owned by the Company or any other Constituent Company.

            "Contract" means any note, bond, mortgage, contract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, or other agreement or arrangement, oral or written, including any Government Contract.

            "Corporate Income Tax" means vennootschapsbelasting as imposed under the Corporate Income Tax Act or any other corporate income taxes imposed by other jurisdictions.

            "Corporate Income Tax Act" means Wet op de vennootschapsbelasting 1969.

            "Dutch GAAP" means generally accepted accounting principles in the Netherlands, as in effect from time to time.

            "Environmental Law" means any federal, state, local or foreign environmental or other Law relating to Hazardous Materials.

            "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental or Regulatory Authority.

            "Equity Equivalents" means securities (including Options to purchase any shares of Company Capital Shares) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

            "Event" means any transaction, event, act or omission and any transaction, event, act or omission deemed to have occurred for tax purposes.

            "Financial Statement Date" means September 30, 2004.

            "Governing Documents" means the certificate or articles of incorporation or association, the bylaws, and any similar corporate, organizational or governing documents of any Person.

            "Government Contract" means any Contract to which any Constituent Company is a party with any Governmental or Regulatory Authority or any Contract to which any Constituent Company is a party that is a subcontract (at any tier) with another Person that holds either a prime contract with any Governmental or Regulatory Authority or a subcontract (at any tier) under such a prime contract.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, the Netherlands, any other foreign country or domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

            "Hazardous Material" means (a) any petroleum or petroleum products, or (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law.

            "Income Tax Act" means the Wet inkomstenbelasting 2001.

            "Income Tax Act 1964" means the Wet inkomstenbelasting 1964.

            "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases classified as such under U.S. GAAP and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

            "Intellectual Property" means all trademarks and trademark rights (whether or not registered), trade names and trade name rights, service marks and service mark rights (whether or not registered), service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights (statutory or registered), mask work rights, moral rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, techniques, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any right to enforce confidential treatment of information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for, registrations of any of the foregoing, and the sole and exclusive right to file for and apply for patents, utility models, trademarks, service marks, domain names, and copyrights, and the sole and exclusive right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets.

            "Last Company Financials" means the Company Financials as of December 31, 2004.

            "Last Company Financials Date" means December 31, 2004.

            "Legal Transfer Taxes Act" means the Wet op belastingen van rechtsverkeer.

            "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation or ordinance whether in the United States, the Netherlands, any other foreign country, or any other domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liability" or "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

            "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

            "Material Adverse Change of the Company" means any event, fact, circumstance or condition that, individually or in the aggregate with any other such events, facts, circumstances or conditions, has had or would be reasonably expected to have, a material adverse effect on the Business or Condition of the Company, other than any event, change, fact, circumstance or condition arising out of or resulting from (i) any adverse change to the economy of The Netherlands in general or the economy of any foreign country in general in which the Constituent Companies operate (provided that such change does not affect the business, results of operations, or financial condition of any Constituent Company in a materially disproportionate manner), (ii) any adverse change in general to the industries in which the Constituent Companies operate (provided that such change does not affect the operations or financial condition of any Constituent Company in a materially disproportionate manner), (iii) any adverse change to financial, banking or securities markets generally (including any disruption thereof and any decline in the price of any security or any market index), (iv) the announcement of the Agreement and/or the announcement of any of the transactions contemplated hereunder, the fulfillment of the parties' obligations hereunder or the consummation of the transactions contemplated by this Agreement, or (v) any outbreak or escalation of hostilities or act of terrorism involving The Netherlands or any declaration of war by The Netherlands.

                  "Material Adverse Change of Purchaser" means any event, fact, circumstance or condition that, individually or in the aggregate with any other such events, facts, circumstances or conditions, has had or would be reasonably expected to have, a material adverse effect on the Business or Condition of Purchaser, other than any event, change, fact, circumstance or condition arising out of or resulting from (i) any adverse change to the United States economy in general or the economy of any foreign country in general in which Purchaser operates (provided that such change does not affect the business, results of operations, or financial condition of Purchaser in a materially disproportionate manner), (ii) any adverse change in general to the industries in which Purchaser operates (provided that such change does not affect the operations or financial condition of Purchaser in a materially disproportionate manner), (iii) any change in the market price or trading volume of Purchaser's stock after the date hereof or any adverse change to financial, banking or securities markets generally (including any disruption thereof and any decline in the price of any security or any market index), (iv) the announcement of the Agreement and/or the announcement of any of the transactions contemplated hereunder, the fulfillment of the parties' obligations hereunder or the consummation of the transactions contemplated by this Agreement, or (v) any outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by the United States.

            "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors of such Person.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means (a) each of the Company Pension Plans, and (b) any other employment, severance or other arrangement or policy of any Constituent Company providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

            "Purchaser Disclosure Schedule" means the schedules delivered to Sellers by or on behalf of Purchaser, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Purchaser in Article 3 or otherwise.

            "Purchaser's Group" means the Purchaser and any other company or companies which either are or will be after Closing treated as members of the same group as, or otherwise connected or associated in any way with, the Purchaser for any tax purpose.

            "Purchaser's Relief " means (a) any Relief arising to any Constituent Company to the extent that it either arises in respect of an Event occurring or period after Closing, or was included in the Company Financials as an asset; or (b) any Relief arising to any member of the Purchaser's Group (other than any Constituent Company).

            "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and servicemarks, intent-to-use applications, or other registrations or applications to trademarks or servicemarks; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; (e) registered domain names and applications to register domain names, and (f) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental or Regulatory Authority.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment.

            "Relief" includes, unless the context otherwise requires, any allowance (including amortisation or depreciation), credit, deduction, exemption or set-off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any right to repayment of or saving of tax and any reference to the use or set off of Relief shall be construed accordingly.

            "Seller Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of Sellers, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Seller in
Article 2 and Article 2A or otherwise.

            "Site" means any of the real properties currently or previously owned, leased or operated by any Constituent Company, including all soil, subsoil, surface waters and groundwater located thereon.

            "Solar Inverter Business" means the discontinued business of the Company, conducted when the Company was a business unit of Vastgoed, in which it developed, manufactured and sold solar energy inverters, electronic devices which transform electrical currents.

            "Spanish Cable Business" means the business previously conducted by NKF Electronics Iberica S.L., a Subsidiary of the Company, relating to the marketing and distribution to third party purchasers of cable and cable accessories manufactured by entities owned by Draka.

            "Subsidiary" means any Person in which the Company or Purchaser, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

            "Tax" or "Taxes" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, net worth, equity, asset values, turnover, gross receipts, added value or other reference, and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including sales and use taxes, social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person, and all penalties, charges, costs and interest relating thereto.

            "Tax Authority" means any taxing or other authority (whether within or outside the Netherlands) competent to impose any Tax Liability.

            "Tax Liability" or "Tax Liabilities" means (a) a liability of any Constituent Company to make or suffer an actual or increased payment of or in respect of Tax; and (b) the use or set off of any Purchaser's Relief in circumstances where, but for such use or set off, a Constituent Company would have had an actual tax liability in respect of which the Purchaser would have been able to make a claim against Sellers under this Agreement (the amount of the tax liability for these purposes being deemed to be equal to the amount of the actual liability to Tax that is saved by the use of set off of the Purchaser's Relief); provided that for the purposes of this Agreement it shall be assumed that Reliefs other than any Purchaser's Relief are, to the extent allowed by law, used in priority to any Purchaser's Relief, and if it cannot be determined whether a Purchaser's Relief or another Relief is so used, it shall be assumed that another Relief is used in priority to any Purchaser's Relief.

            "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "U.S. GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

            "U.S. GAAS" means generally accepted auditing standards in the United States, as in effect from time to time.

            "VAT" means within the European Union such Tax as may be levied in accordance with (but subject to derogations from) the Directive 77/338/EEC and outside the European Union any Tax levied by reference to added value, sales and/or consumption.

      8.2   Construction.

            (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. When used herein, the terms "party" or "parties" refer to Purchaser, on the one hand, and the Company (prior to the Closing) and Sellers, on the other, and the terms "third party" or "third parties" refers to Persons other than Purchaser, the Company or Sellers.

            (b) When used herein, the phrase "to the knowledge of the Company" (or words of similar import) and the phrase "to the knowledge of Sellers" (or words of similar import) means to the actual knowledge of Thomas Overwijn, Coen Hooghiesmstra, Roland Hooghiemstra and/or Mark V.D. Hoome. When used herein, the phrase "to the knowledge of the Purchaser" (or words of similar import) mean to the actual knowledge of Edmund Ludwig and/or James Armstrong.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, Purchaser, the Company and Sellers, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

                                OPTELECOM, INC.

                                By:      /s/ Edmund Ludwig
                                         ------------------------------------
                                         Name:  Edmund Ludwig
                                         Title:   President and CEO

                                DRAKA HOLDING, N.V.

                                By:      /s/ Joyce L.H. Winnubst
                                         ------------------------------------
                                         Name: Joyce L.H. Winnubst
                                         Title: Holder of a power of attorney

                                NKF VASTGOED B.V.

                                By:      /s/ Joyce L.H. Winnubst
                                         ------------------------------------
                                         Name: Joyce L.H. Winnubst
                                         Title: Holder of a power of attorney

                                NKF ELECTRONICS, B.V.

                                By:      /s/ Joyce L.H. Winnubst
                                         ------------------------------------
                                         Name: Joyce L.H. Winnubst
                                         Title: Holder of a power of attorney